                                                                     EXHIBIT 4.7

                                                                [CONFORMED COPY]

================================================================================


                               CREDIT AGREEMENT

                         dated as of December 31, 1997
                                      and
                   Amended and Restated as of June 25, 1999

                                     among


                      TERRA INTERNATIONAL (CANADA) INC.,
                                  as Borrower


                              CERTAIN GUARANTORS


                                CERTAIN LENDERS



                          SALOMON SMITH BARNEY INC.,
                                  as Arranger


                                      and


                                CITIBANK, N.A.,
                            as Administrative Agent


===============================================================================

     [Exhibits D-1, D-2, D-3 and D-4 are copies of Opinions as Delivered]

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page
                                                                           ----
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms.......................................   2
Section 1.02.  Computation of Time Periods.................................  30
Section 1.03.  Accounting Terms............................................  30

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01.  The Advances................................................  31
Section 2.02.  Effecting the Assignments of the Advances...................  32
Section 2.03.  Repayment...................................................  33
Section 2.04.  Termination of the Commitments..............................  33
Section 2.05.  Prepayments.................................................  33
Section 2.06.  Interest....................................................  34
Section 2.07.  Conversion and Continuation of Advances.....................  35
Section 2.08.  Increased Costs, Illegality, Etc............................  36
Section 2.09.  Payments and Computations...................................  38
Section 2.10.  Taxes.......................................................  40
Section 2.11.  Sharing of Payments, Etc....................................  41
Section 2.12.  Criminal Rate of Interest...................................  42
Section 2.13.  Replacement of Lenders......................................  42

                                  ARTICLE III
                           CONDITIONS TO RESTATEMENT

Section 3.01.  Conditions Precedent........................................  43
Section 3.02.  Conditions Precedent to Section 2.01(a) Assignments.........  47
Section 3.03.  Determinations Under Section 3.01...........................  48

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrower..............  48
Section 4.02.  Representations and Warranties of each Lender...............  56

                                   ARTICLE V
                              COVENANTS OF TERRA

Section 5.01.  Affirmative Covenants.......................................  56

                                      (i)

Section 5.02.  Negative Covenants..........................................  63
Section 5.03.  Reporting Requirements......................................  77

                                  ARTICLE VI
                               EVENTS OF DEFAULT

Section 6.01.  Events of Default...........................................  82

                                  ARTICLE VII
                           THE ADMINISTRATIVE AGENT

Section 7.01.  Authorization and Action....................................  85
Section 7.02.  Administrative Agent's Reliance, Etc........................  86
Section 7.05.  Indemnification.............................................  87
Section 7.06.  Collateral Duties...........................................  87
Section 7.07.  Successor Administrative Agent..............................  88

                                 ARTICLE VIII
                                 THE GUARANTEE

Section 8.01.  The Guarantee...............................................  89
Section 8.02.  Obligations Unconditional...................................  89
Section 8.03.  Reinstatement...............................................  90
Section 8.04.  Subrogation.................................................  90
Section 8.05.  Remedies....................................................  91
Section 8.06.  Instrument for the Payment of Money.........................  91
Section 8.07.  Continuing Guarantee........................................  91
Section 8.08.  Rights of Contribution......................................  91
Section 8.09.  General Limitation on Guarantee Obligations.................  92

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.01.  Amendments, Consents, Etc...................................  92
Section 9.02.  Notices, Etc................................................  94
Section 9.03.  No Waiver; Remedies.........................................  94
Section 9.04.  Costs, Expenses and Indemnification.........................  95
Section 9.05.  Right of Setoff.............................................  96
Section 9.06.  Jurisdiction, Service of Process and Venue..................  97
Section 9.07.  Assignments and Participations..............................  98
Section 9.08.  Execution in Counterparts................................... 101
Section 9.09.  Confidentiality............................................. 101
Section 9.10.  WAIVER OF JURY TRIAL........................................ 101
Section 9.11.  Survival.................................................... 101
Section 9.12.  Captions.................................................... 102
Section 9.13.  Successors and Assigns...................................... 102

                                     (ii)

Section 9.14.  No Immunity................................................. 102
Section 9.15.  Judgment Currency........................................... 102

ANNEX A                Applicable Margin

SCHEDULE 2.01          List of Outstanding Advances
SCHEDULE 4.01(b)       Subsidiaries
SCHEDULE 4.01(c)       List of Conflicts with Credit Instruments
SCHEDULE 4.01(d)       List of Required Authorizations, Consents
SCHEDULE 4.01(j)       Plans and Multiemployer Plans
SCHEDULE 4.01(q)       Environmental Compliance Schedule
SCHEDULE 4.01(u)       Open Tax Years
SCHEDULE 4.01(y)       Existing Debt
SCHEDULE 5.02(a)(iii)  Existing Liens
SCHEDULE 5.02(c)       Existing Hedge Agreements
SCHEDULE 5.02(f)       Investments

                                   EXHIBITS

EXHIBIT A              Form of Note
EXHIBIT B-1            Form of Amended and Restated Holdings Pledge Agreement
EXHIBIT B-2            Form of Amended and Restated Terra Capital Pledge and
                       Security Agreement
EXHIBIT B-3            Form of Amended and Restated Subsidiary Pledge and
                       Security Agreement
EXHIBIT B-4            Form of Amended and Restated TNLP Pledge and Security
                       Agreement
EXHIBIT B-5            Terra Canada Security Agreement
EXHIBIT B-6            Terra Canada Mortgage
EXHIBIT B-7            Form of Mortgage
EXHIBIT C              Form of Restatement Date Notice
EXHIBIT D-1            Form of Opinion of Special U.S. Counsel to the Obligors
EXHIBIT D-2            Form of Opinion of Special Canadian Counsel to Terra
                       Canada
EXHIBIT D-3            Form of Opinion of Special New York Counsel to Citibank
EXHIBIT D-4            Form of Opinion of Special Canadian Counsel to Citibank
EXHIBIT E              Form of Confirmation of Loan Purchase Agreement
EXHIBIT E-1            Loan Purchase Agreement
EXHIBIT F              Form of Assignment and Acceptance
EXHIBIT G              Intercreditor Agreement
EXHIBIT H              Form of New York Process Agent Acceptance

                                     (iii)

                               CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of December 31, 1997 and amended and restated as of June 25, 1999 among:

     (1)  TERRA INTERNATIONAL (CANADA) INC., an Ontario corporation (the

          "Borrower");
          ---------

     (2) each of the corporations and limited partnerships listed on the signature pages hereof under the caption "GUARANTORS";

     (3)  each of the lenders (the "Initial Lenders") listed on the signature
                                    ---------------
          pages hereof; and

     (4) CITIBANK, N.A., as agent (together with its successor in such capacity appointed pursuant to Article VII, the "Administrative Agent") for the
                                                  --------------------
          Lenders hereunder.


                            PRELIMINARY STATEMENTS:

          Capitalized terms used in these Preliminary Statements and not otherwise defined have the meanings assigned to them in Section 1.01.

          (a) The Borrower, the Guarantors, the Initial Lenders (or certain of their Affiliates) and the Administrative Agent are parties to a Credit Agreement dated as of December 31, 1997 and amended and restated as of March 31, 1998 (as in effect on the Restatement Date, the "Existing Credit Agreement") pursuant to
                                        -------------------------
which such Lenders made term loans to the Borrower on December 31, 1997 in an aggregate principal amount equal to $125,000,000.

          (b) Terra has entered into an Asset Sale and Purchase Agreement dated May 3, 1999 (as from time to time amended, the "Distribution Business Sale
                                                --------------------------
Agreement") between Terra and Cenex/Land O'Lakes Agronomy Company, a Minnesota
---------
corporation ("Cenex"), pursuant to which Terra has agreed to sell all of its
              -----
right, title, and interest in and to the properties, assets, and rights of every kind relating to the Distribution Business.

          (c) The Borrower has requested that the Initial Lenders consent to the sale by Terra of the Distribution Business as contemplated in the Distribution Business Sale Agreement, all on the terms and conditions set forth herein.

          (d) The Borrower has also requested that the Initial Lenders amend the Existing Credit Agreement, among other things to (i) reflect that portions of the "Advances" outstanding under and as defined in the Existing Credit Agreement are being assigned by the Lenders thereunder to the Initial Lenders pursuant hereto, (ii) to modify certain covenants thereof and (ii) to make certain other changes to the Existing Credit Agreement and the other Loan Documents, all on the terms and conditions set forth herein, it being the intention of the parties hereto that (i) the advances outstanding under the Existing Credit Agreement on the Restatement Date shall continue and remain outstanding and not be repaid on the Restatement Date and (ii) the amendment and restatement evidenced hereby shall not establish a new debt obligation in substitution for, or a novation of, such outstanding advances.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Existing Credit Agreement shall (subject to the satisfaction of the conditions precedent specified in Article III) be amended and restated to read as set forth herein.

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Debt" means, without duplication:
           -------------

               (a) Debt of Subsidiaries of Terra acquired by Terra or any of its Subsidiaries after the Restatement Date;

               (b) Debt assumed by Terra (whether by operation of law or contract or otherwise) in connection with mergers by Terra after the Restatement Date consummated in accordance with Section
          5.02(d)(ii)(y); and

               (c) assumptions or Guarantees of other Acquired Debt by Terra or one of its Subsidiaries.

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
     parties to this Agreement.

          "Administrative Agent's Account" means the account of the
           ------------------------------
     Administrative Agent maintained by the Administrative Agent at its office at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 368-52248, Attention: Jacqueline Roman (or her successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Lenders and the Borrower.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
     in a form supplied by the Administrative Agent.

          "Advances" has the meaning assigned to such term in Section 2.01.
           --------

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling",
                                -------                        -----------
     "controlled by" and "under common control with") of a Person means the
     --------------       -------------------------
     possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

          "AMCI Senior Note Indenture" means the Indenture dated as of October
           --------------------------
     15, 1993 between Terra and Society National Bank, as Trustee, providing for the issuance of the AMCI Senior Notes, as from time to time amended.

          "AMCI Senior Notes" means the 10-3/4% senior notes of Terra due 2003
           -----------------
     issued pursuant to the AMCI Senior Note Indenture.

          "Ammonia Loop" means the ammonia loop facility to be constructed as an
           ------------
     extension of BMLP's methanol plant pursuant to the Engineering, Procurement and Construction Agreement dated as of October 20, 1997 between TNC and Foster Wheeler USA Corporation, as from time to time amended.

          "Ammonium Nitrate Hedging Agreement" means an agreement between the
           ----------------------------------
     Borrower and ICI pursuant to which the Borrower agrees to pay certain amounts to ICI in the event that the annual average price of ammonium nitrate exceeds (Pounds)100 per tonne, as from time to time amended (without prejudice to Section 5.02(l)).

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" has the meaning specified in Annex A.
           -----------------

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit F.

          "BAI" means Beaumont Ammonia, Inc., a Delaware corporation and
           ---
     Subsidiary of Terra U.K. Holdings.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b)  0.50% per annum above the Federal Funds Rate; and

               (c) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.50% per annum plus
          (ii) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the bases of a year of 360 days) being determined weekly on each Monday (or, if such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. Dollar non-personal time deposits in the United States plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment rate payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits of Citibank in the United States.

     Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Advance" means an Advance that bears interest as provided
           -----------------
     in Section 2.06(a)(i).

          "Basic Documents" means the Loan Documents and the Intercreditor
           ---------------
     Agreement.

          "Beaumont Holdings" means Beaumont Holdings Corporation, a Delaware
           -----------------
     corporation and wholly owned Subsidiary of BMCH.

          "BMCH" means BMC Holdings, Inc., a Delaware corporation.
           ----

          "BMLP" means Beaumont Methanol, Limited Partnership, a Delaware
           ----
     limited partnership.

          "BMLP Class A Limited Partner" means the holder from time to time of
           ----------------------------
     the BMLP Class A Limited Partnership Interest.

          "BMLP Class A Limited Partnership Interest" means the Class A limited
           -----------------------------------------
     partnership interest in BMLP.

          "BMLP Mortgage" means a Deed of Trust, Assignment of Rents, Security
           -------------
     Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-7 among BMLP, BAI and the Collateral Agent, as amended from time to time.

          "BMLP Partnership Agreement" means the Second Amended and Restated
           --------------------------
     Agreement of Limited Partnership of BMLP dated as of March 31, 1998 among TMC, as general partner, BMCH, as Class B Limited Partner, and Nova Products LLC, as BMLP Class A Limited Partner, or their successors and assigns, as amended pursuant to the documentation delivered under Section 3.01(q) and as amended from time to time (without prejudice to Section 5.02(j)).

          "BMLP Support and Option Agreement" means the Amended and Restated
           ---------------------------------
     Support and Option Agreement dated as of March 31, 1998 among the Company, the BMLP Class A Limited Partner and the beneficial owners of equity interests in the BMLP Class A Limited Partner, as from time to time amended.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement.

          "Business Day" means a day on which banks are not required or
           ------------
     authorized to close in New York City and Toronto, Ontario, Canada and, if such Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

          "Canada" means the federal government of Canada and any agency,
           ------
     ministry or board thereof.

          "Canadian Employee Benefit Plan" means any employee benefit, pension,
           ------------------------------
     retirement or other equivalent or analogous plan or program established or maintained by the Borrower or any of its Canadian Subsidiaries.

          "Capital Expenditures" means, for any period with respect to any
           --------------------
     Person, the sum of all expenditures during such period (whether paid in cash or accrued as liabilities during such period) that, in conformity with GAAP, are required to be included in or reflected on the balance sheet of such Person in respect of equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, plus (without duplication) the amount of expenditures deemed to be
              ----
     made in connection with equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent the gross amount of the purchase price of such purchased equipment exceeds the fair market value (as determined in good faith by such Person) of the equipment then being traded in, but excluding expenditures made in connection with the replacement or restoration of assets to the extent such replacement or restoration is financed from insurance proceeds paid on account of loss or damage to the assets so replaced or restored.

          "Capital Lease Obligations" means, for any Person, all obligations of
           -------------------------
     such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Interest Expense" means, for any Person for any period (without
           ---------------------
     duplication), interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations), on all Debt of such Person for such period, including, without limitation, (a) interest expense in respect of the Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit and (c) the net payment, if any, payable in connection with any Hedge Agreement; excluding, in each case, interest not payable in cash (including, without
     ---------
     limitation, amortization of original issue discount and the interest portion of any deferred payment obligation); all as determined in accordance with GAAP for such period.

          "Casualty Event" means, with respect to any property of any Person,
           --------------
     any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
     and Liability Act of 1980, as amended.

          "Citibank" means Citibank, N.A., a national banking association.
           --------

          "Closing Date" means December 31, 1997.
           ------------

          "Collateral" means all "Collateral" referred to in the Security
           ----------
     Documents and all other property that is subject to any Lien created by any Terra Canada Security Document in favor of the Administrative Agent or any Lien created by any Terra Capital Security Document in favor of the Collateral Agent.

          "Collateral Agent" means Citibank, in its capacity as Collateral Agent
           ----------------
     for the Secured Parties under and as defined in the Terra Capital Security Documents and the Intercreditor Agreement, together with its successors in such capacity.

          "Company" means Terra Capital, Inc., a Delaware corporation and the
           -------
     indirect parent of the Borrower.

          "Confidential Information" means information identified as such that
           ------------------------
     Terra or any of its Subsidiaries furnishes to the Administrative Agent or any Lender, but does not include any such information once such information has become generally available to the public or once such information has become available to the Administrative Agent or any Lender from a source other than Terra and its Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Administrative Agent or a Lender of its duty of confidentiality set forth in Section 9.09).

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Consolidated Group" means, collectively, Terra and its Consolidated
           ------------------
     Subsidiaries, and a "member" of the Consolidated Group means Terra or any such Subsidiary.

          "Continuation", "Continue" and "Continued" each refers to a
           ------------    --------       ---------
     continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.07.

          "Conversion", "Convert" and "Converted" each refers to a conversion of
           ----------    -------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.07 or 2.08.

          "Cumulative Adjusted Net Income" means, for any period, the sum, for
           ------------------------------
     each complete fiscal year of Terra (beginning with the fiscal year ending December 31, 1995) during such period, of the Adjusted Net Income Amounts for all such fiscal years. For purposes of this definition, "Adjusted Net
                                                                   ------------
     Income Amount" means, for any fiscal year of Terra, the greater of (x) 33-
     -------------
     1/3% of the net income of Terra and its Subsidiaries on a Consolidated basis during such fiscal year and (y) $20,000,000.

          "Debt" of any Person means (without duplication):  (a) all
           ----
     indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than any trade payable having a tenor of not more than 365 days, or any like item arising from the purchase of equipment or services having a tenor of not more than 90 days, in each case incurred in the ordinary course of business and on normal business terms and in each case not overdue by more than 30 days, and other than any Obligations in respect of letters of credit supporting any such trade payable or like item), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and Major Operating Lease Obligations of such Person,

     (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities (other than Obligations in respect of letters of credit referred to in clause (b) of this definition), (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable capital stock, which Obligations shall be valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt to Cash Flow Ratio" means, for any period, the ratio of:
           -----------------------

               (1) Funded Debt of Terra and its Subsidiaries on a Consolidated basis as of the last day of such period to

               (2) (x) EBITDA of Terra and its Subsidiaries on a Consolidated basis for such period multiplied by (y) the Ramp Up Period Multiplier for such period.

          In addition, solely for purposes of Section 5.04, in determining the Debt to Cash Flow Ratio on any date or for any period when any Special Refinancing Debt is outstanding, Funded Debt and EBITDA shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with Section 5.02(b)(1)(xix)(I):

               (1) the Funded Debt component shall be determined excluding either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and
                -------------

               (2) the EBITDA component shall be determined excluding interest expense on such Excluded Debt.

          "Default" means any event that would constitute an Event of Default
           -------
     but for the requirement that notice be given or time elapse or both.

          "Disposition" means any sale, assignment, transfer or other
           -----------
     disposition of any property (whether now owned or hereafter acquired) by Terra or any of its Subsidiaries, but excluding any sale, assignment, transfer or other disposition of any property (i) sold or disposed of in the ordinary course of business and on ordinary business terms, or (ii) by any Obligor or a wholly owned Subsidiary of an Obligor to another Obligor or to a wholly owned Subsidiary of an Obligor, or (iii) that consists of outmoded or obsolete items, provided that the aggregate value of all such
                                 --------
     excluded outmoded or obsolete items with a value of $1,000,000 or more each shall not exceed $10,000,000, or (iv) that consists of items no longer necessary in the business of Terra or any such Subsidiary, provided that
                                                                --------
     the aggregate value of all such unnecessary items in any fiscal year of Terra shall not exceed $250,000.

          "Distribution Business" means the "Business" as defined in the
           ---------------------
     Distribution Business Sale Agreement.

          "Distribution Business Sale Agreement" has the meaning specified in
           ------------------------------------
     the Preliminary Statements to this Agreement.

          "Dividend Payments" means dividends (in cash, property or obligations)
           -----------------
     on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Terra, the Company or any of their Subsidiaries, other than any such payment made in the ordinary course of business of such Person in connection with an executive compensation plan approved by the Board of Directors of such Person), but excluding dividends payable solely in shares of common stock of the Company.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" in its Administrative Questionnaire, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "EBITDA" of any Person for any period means the following, determined
           ------
     in accordance with GAAP:  net income (or net loss) plus the sum of (a)
                                                        ----
     interest expense, (b) income tax expense and (c) depreciation expense, amortization expense and other non-cash charges deducted in arriving at such net income (or loss).

          "Eligible Assignee" means (a) any other Lender or any affiliate of any
           -----------------
     Lender; (b) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $100,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (d); (e) the central bank of any country that is a member of the OECD; (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000; and (g) any other Person (other than an Affiliate of the Company) approved by the Administrative Agent and the Company, such approval of the Company not to be unreasonably withheld or delayed.

          "Environmental Action" means any administrative, regulatory or
           --------------------
     judicial suit, demand, demand letter, claim, notice of non-compliance or violation, consent order or consent agreement relating in any way to any violation of or liability under any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment and (c) any notice by any governmental or regulatory authority alleging that Terra or any of its Subsidiaries is or may be responsible for, or is a potentially responsible party with respect to, any cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law.

          "Environmental Law" means any federal, state, provincial or local
           -----------------
     governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act, in each case, as amended from time to time.

          "Environmental Permit" means any permit, approval, identification
           --------------------
     number, license or other authorization required under any Environmental
     Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" of any Person means any other Person that for
           ---------------
     purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "ERISA Event" with respect to any Person means (a) the occurrence of a
           -----------
     reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived pursuant to regulations under Section 4043 of ERISA and excluding a reportable event under Section 4043(c)(7) of ERISA; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(c) of ERISA as a distress termination; (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in
     Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
     (e) the satisfaction of the conditions set forth in Sections 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D
           ------------------------
     of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" in its Administrative Questionnaire (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
     Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 5:00 P.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance for such Interest Period (determined without giving effect to any assignments or participations by such Reference Bank) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for
                                -----
     such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Advance shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
                                        -------  -------
     Section 2.08.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for each
           ----------------------------------
     Eurodollar Rate Advance means the reserve percentage (if any) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Excluded Period" means, with respect to any additional amount payable
           ---------------
     under Section 2.08, the period ending 120 days prior to the applicable Lender's delivery of a certificate referenced in Section 2.08(a) or 2.08(b), as applicable, with respect to such additional amount.

          "Excluded Transactions" means, collectively:
           ---------------------

               (1) the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption;

               (2)  capital contributions to Subsidiaries of Terra;

               (3) the purchase of the BMLP Class A Limited Partnership Interest as required under Section 3.01(q); and

               (4)  Investments permitted under Sections 5.02(f)(vi) and (xi).

          "Existing Advances" means the "Advances" under, and as defined in, the
           -----------------
     Existing Credit Agreement outstanding as of the Restatement Date.

          "Existing Credit Agreement" has the meaning assigned to such term in
           -------------------------
     the Preliminary Statements.

          "Existing Lender" means each Initial Lender that is a "Lender" party
           ---------------
     to the Existing Credit Agreement as of the Restatement Date.

          "Existing Notes" means the "Notes" under, and as defined in, the
           --------------
     Existing Credit Agreement outstanding as of the Restatement Date.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary" means a Subsidiary not organized under the laws
           ------------------
     of the United States of America or any State thereof.

          "Funded Debt" of any Person means, on any date, the sum (determined
           -----------
     without duplication) of: (a) all Debt of such Person that would be listed as long-term debt (including Capital Lease Obligations and Major Operating Lease Obligations) of such Person on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, the current portion of such Debt), plus (b) the aggregate principal amount of
                                    ----
     all outstanding Advances; provided that:
                               --------

               (1) the term "Funded Debt" shall include letters of credit issued in connection with the insurance program of Terra and its Subsidiaries only to the extent of unreimbursed drawings thereunder; and

               (2) the term "Funded Debt" shall not include Obligations under Hedge Agreements.

     For all purposes of this Agreement, "Funded Debt" shall not include Guarantees by Terra U.K. of Terra U.K. Customer Debt and Guarantees by TI of Terra Customer Debt.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States of America as in effect as of the date of, and used in, the preparation of the audited financial statements referred to in Section 4.01(f).

          "Governmental Authority" means any nation or government, any central
           ----------------------
     bank of any nation, any state, province, territory or other political subdivision thereof and any other agency, body, department, bureau, authority or other entity exercising executive, legislative, judicial, regulatory, monetary, taxing or administrative functions of or pertaining to government.

          "Guarantee" by any Person means any arrangement by which such Person
           ---------
     incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person.

          "Guaranteed Obligations" has the meaning assigned to such term in
           ----------------------
     Section 8.01.

          "Guarantors" means, collectively, (x) Terra, Terra Capital Holdings,
           ----------
     the Company, TNC, TI, BMCH, Beaumont Holdings, TMC, Terra U.K., BMLP, Port Neal Corporation, Terra Oklahoma, Terra U.K. Holdings and BAI and (y) from and after the SPU Redemption Time, TNLP and its successors.

          "Hazardous Materials" means (a) petroleum or petroleum products,
           -------------------
     natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity future or option agreements and other similar agreements designed to hedge against fluctuations in interest rates, foreign exchange rates or commodity prices, including, without limitation, the Ammonium Nitrate Hedging Agreement.

          "Holdings Pledge Agreement" means an Amended and Restated Pledge
           -------------------------
     Agreement in substantially the form attached hereto as Exhibit B-1 between Terra Capital Holdings and the Collateral Agent, as amended from time to time.

          "ICI" means, collectively, ICI Chemicals & Polymers Limited and
           ---
     Imperial Chemical Industries Plc.

          "Immaterial Subsidiary" means, as of any date of determination, any
           ---------------------
     Subsidiary of Terra with not more than $500,000 of assets on such date nor more than $100,000 of gross income for the fiscal year of Terra ended on or most recently ended prior to such date.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Initial Lenders" has the meaning specified in the recital of the
           ---------------
     parties to this Agreement.

          "Insufficiency" means, with respect to any Plan at any time, the
           -------------
     amount, if any, by which the "accumulated benefit obligation" (as defined in Statement of Financial Accounting Standards 87) exceeds the fair market value of the assets of such Plan as of the date of the most recent actuarial valuation for such Plan, calculated using the actuarial methods, factors and assumptions used in such valuation.

          "Intercompany Debt" means Debt owed by Terra or one of its
           -----------------
     Subsidiaries to Terra or one of its Subsidiaries.

          "Intercompany Receivables Facility" means a facility entered into by
           ---------------------------------
     the Company and/or any of its Subsidiaries, as sellers, and one or more Receivables Subsidiaries, as purchasers, providing for the sale of Receivables by said sellers to said purchasers.

          "Intercreditor Agreement" means the Collateral Agency and
           -----------------------
     Intercreditor Agreement attached as Exhibit G among the Borrower, certain of the other Obligors, the Collateral Agent, the Administrative Agent and the other Secured Parties referred to therein (or representatives on their behalf), as amended from time to time.

          "Interest Coverage Ratio" means, for any period, the ratio of:
           -----------------------

               (1) EBITDA of Terra and its Subsidiaries on a Consolidated basis for such period to

               (2) Cash Interest Expense of Terra and its Subsidiaries on a Consolidated basis for such period.

          In addition, solely for purposes of Section 5.04, in determining the Interest Coverage Ratio on any date or for any period when any Special Refinancing Debt is outstanding, EBITDA and Cash Interest Expense shall be determined as follows during the period from the date on which such Special Refinancing Debt is incurred until the Refinanceable Debt is refinanced or replaced in accordance with Section 5.02(b)(1)(xix)(I):

               (1) the EBITDA component shall be determined excluding interest expense on either such Special Refinancing Debt or the related Refinanceable Debt, whichever is lower in aggregate outstanding principal amount (the "Excluded Debt"); and
                                 -------------

               (2) the Cash Interest Expense component shall be determined excluding interest expense on such Excluded Debt.

          "Interest Period" means, for each Eurodollar Rate Advance, the period
           ---------------
     commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the first day of such Interest Period, select; provided that:
     --------

               (a) the Borrower may not select any Interest Period that ends after any Principal Prepayment Date unless, after giving effect thereto, the aggregate principal amount of Advances having Interest Periods that end after such Principal Prepayment Date shall be equal to or less than the aggregate principal amount of Advances scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Prepayment Date;

               (b) no Interest Period for any Advance may end after the Maturity Date;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last
                        --------
          day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, (a) any arrangement pursuant to which the investor Guarantees Debt of another Person, (b) the acquisition of all or substantially all of the assets of such Person or of any division of such Person, and (c)
     any merger of or consolidation with such Person; provided that the purchase
                                                      --------
     of equipment, fixed assets, real property or improvements from such Person do not constitute Investments in such Person to the extent the same constitute Capital Expenditures.

          "Lenders" means the Initial Lenders listed on the signature pages
           -------
     hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, contractual or statutory, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Security Documents and the Loan Purchase Agreement.

          "Loan Purchase Agreement" means the Loan Purchase Agreement attached
           -----------------------
     as Exhibit E-1 between the Administrative Agent and Terra, as modified by the Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E and as further amended from time to time.

          "Major Operating Lease Obligations" means, for any Person, all
           ---------------------------------
     obligations of such Person under an operating lease to pay required termination payments or like payments in an amount exceeding $7,000,000 and in an amount at least equal to 75% of the original acquisition cost of the leased property under such operating lease.

          "Management Agreements" means one or more management agreements
           ---------------------
     between Terra and/or certain of its Subsidiaries and other Persons providing for the performance by Terra or any of such Subsidiaries of certain treasury, purchasing, legal and/or other services for its Subsidiaries and such other Persons, as such agreements are in effect from time to time.

          "Margin Stock" has the meaning specified in Regulations U and X.
           ------------

          "Material Adverse Change" means, with respect to any Person, any
           -----------------------
     material adverse change in the business, assets, operations, properties or financial condition of such Person and its Subsidiaries taken as a whole, or any material adverse change in the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing, other than any of the foregoing resulting solely from (i) a general economic change in the industry of such Person and its Subsidiaries or (ii) the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, or a material adverse effect on the contingent liabilities of such Person which could reasonably be expected to result in any of the foregoing (other than any of the foregoing resulting solely from the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement), (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document to which it is or is to be a party.

          "Material Contract" means:
           -----------------

               (A)  each Hedge Agreement;

               (B) each contract to which Terra or any of its Subsidiaries is a party (a "Specified Party") that (a) provides for the provision of
                    ---------------
          goods or services by the Specified Party or the receipt of goods or services by the Specified Party, (b) has a term of more than one year (unless such contract may be cancelled at the sole option of another Person party to such contract), (c) involves the payment or receipt by the Specified Party of consideration having a fair market value in excess of $1,000,000 in any fiscal year of Terra and (d) provides for either: (i) the provision of goods or services to another Person that is obligated to purchase from the Specified Party a specified quantity of such goods or services (but only to the extent that, if such other Person did not purchase such quantity of such goods or services, the Specified Party would not be readily able to sell such goods or services at a price equal to or higher than the price set in such contract) or (ii) the receipt of goods or services from another Person that is obligated to supply to the Specified Party a specified quantity of such goods or services (but only to the extent that, if such other Person did not supply such quantity of such goods or services, the Specified Party would not be readily able to purchase such goods or services at a price less than or equal to the price set in such contract); and

               (C) each contract to which Terra or any of its Subsidiaries is a party that, if such contract were to be terminated or the obligations of any other Person party to such contract were to fail to be in full force and effect, could reasonably be expected, either individually or in the aggregate with any other such event, to have a Material Adverse Effect.

          "Material Subsidiary" means any Subsidiary of Terra other than an
           -------------------
     Immaterial Subsidiary.

          "Maturity Date" means January 2, 2003 (or, if such date is not a
           -------------
     Business Day, the next succeeding Business Day).

          "Minorco" means Minorco, S.A., a Luxembourg societe anonyme, and its
           -------
     successors.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Mortgages" means, collectively, the Terra Oklahoma Mortgage, the BMLP
           ---------
     Mortgage and the Port Neal Corporation Mortgage and each other Mortgage covering real and other property of one or more of the Obligors as may be executed and delivered in accordance with the terms and conditions set forth herein.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
     defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
     as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "New York Process Agent" has the meaning assigned to such term in
           ----------------------
     Section 9.06(b).

          "1995 Terra Capital Credit Agreement" means the Amended and Restated
           -----------------------------------
     Credit Agreement dated as of December 14, 1995 among the Company and TNLP, as Borrowers, certain guarantors, the lenders and issuing banks party thereto and Citibank, N.A., as Agent, as amended to but excluding the date hereof.

          "1995 Terra Debt" means Debt incurred by Terra under the 1995 Terra
           ---------------
     Debt Indenture.

          "1995 Terra Debt Indenture" means the Indenture dated as of June 22,
           -------------------------
     1995 between Terra and First Trust National Association, as Trustee, providing for the issuance of Terra's 10.50% Senior Notes, as from time to time amended.

          "Note" means a promissory note of the Borrower payable to the order of
           ----
     a Lender, in substantially the form of Exhibit A, as from time to time amended.

          "Obligation" means, with respect to any Person, any obligation of such
           ----------
     Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
     Section 6.01(g). Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents include (a) their respective obligations to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable under any Loan Document and (b) their respective obligations to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Obligor.

          "Obligors" means the Borrower and the Guarantors.
           --------

          "OECD" means the Organization for Economic Cooperation and
           ----
     Development.

          "Other Distribution" means a Dividend Payment made with respect to the
           ------------------
     capital stock of the Company except to the extent that the Company determines, reasonably and in good faith, that such Dividend Payment (1) is made to fund one or more of the items described in the definition of "Specified Payments" in this Section 1.01 or (2) is made out of the then-available amount of Cumulative Adjusted Net Income.

          "Other Taxes" has the meaning specified in Section 2.10(b).
           -----------

          "Outside Subsidiary" means any Subsidiary of Terra (other than Terra
           ------------------
     Capital Holdings or any of its Subsidiaries).

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Investments" means:
           ---------------------

               (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof;

               (b) readily marketable direct obligations of the United States of America, or of any agency thereof, or readily marketable obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof;

               (c) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof or of the government of Canada or the United Kingdom or any agency thereof, in each case maturing not more than one year from the date of acquisition thereof and having the highest credit rating obtainable from either of Moody's or Standard & Poor's;

               (d) money market mutual funds (including, without limitation, tax-free money market mutual funds) with assets consisting solely of U.S. Dollars and securities principally of the types described in paragraphs (a), (b) and (c) in this definition;

               (e) certificates of deposit issued by, repurchase and reverse repurchase agreements with, banker's acceptances of, and eurodollar time deposits with, any Initial Lender or any bank or trust company organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits of at least $500,000,000 (or any national or regional brokerage firm) and whose unsecured, unguaranteed long-term senior debt obligations are rated at least A by Standard & Poor's and at least A2 by Moody's, maturing not more than 270 days from the date of acquisition thereof;

               (f) obligations of not more than $100,000 in the aggregate at any one time of any bank or bank holding company with a capital and surplus of less than $500,000,000 or whose unsecured, unguaranteed long-term senior debt obligations are rated less than A by Standard & Poor's or less than A2 by Moody's;

               (g) commercial paper and variable rate demand notes, in each case rated at least A-1 by Standard & Poor's or at least P-1 by Moody's and maturing not more than 270 days from the date of acquisition thereof;

               (h) tax-exempt auction rate preferred stock and taxable and tax-exempt auction rate securities, in each case rated at least AAA by Standard & Poor's and Aaa by Moody's and maturing not more than 60 days from the date of acquisition thereof;

               (i) "Liquidity Optimized Guaranteed Investment Contracts" with insurance companies having short-term debt ratings of at least A-1 by Standard & Poor's and P-1 by Moody's and maturing not more than 30 days from the date of acquisition thereof;

               (j) Canadian dollar-denominated banker's acceptances of Canadian banks rated at least R1-mid by Dominion Bond Rating Service ("Dominion") and maturing not more than one year from the date of
            --------
          acquisition thereof; and

               (k) Canadian dollar-denominated commercial paper rated at least R1-mid by Dominion and maturing not more than one year from the date of acquisition thereof; and

               (l) solely with respect to Terra U.K., (i) British government bonds maturing not more than one year from the date of acquisition thereof; (ii) money-market funds or composite funds with assets consisting solely of Pounds Sterling, high-quality short-term corporate securities and securities of the type described in clause
          (i) in this paragraph (l); and (iii) funds held in corporate accounts at banks organized under the laws of the United Kingdom having capital, surplus and undivided profits not less than $350,000,000 or at branches of U.S. banks located in the United Kingdom of the quality described in paragraph (e) above.

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (or, if such a proceeding has been commenced, such proceeding is being contested in good faith by appropriate proceedings and enforcement of any Lien has been and is stayed):

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b),

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens, statutory landlord's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings,

               (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations,

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases), surety and appeal bonds, and performance bonds and other obligations of a like nature incurred, in each case arising in the ordinary course of business,

               (e) as to any particular property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not materially impair the use of such property for the purpose for which it is held by the owner thereof,

               (f) municipal and zoning ordinances that are not violated in any material respect by the existing improvements and the present use made by the owner thereof, and

               (g) real estate taxes and assessments not yet delinquent.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Port Neal Corporation" means Port Neal Corporation, a Delaware
           ---------------------
     corporation and a wholly owned Subsidiary of TI.

          "Port Neal Corporation Mortgage" means a Mortgage, Assignment of
           ------------------------------
     Rents, Security Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-7 between Port Neal Corporation and the Collateral Agent, as amended from time to time.

          "Post-Default Rate" means a rate per annum equal to 2% plus the
           -----------------                                     ----
     Applicable Margin plus the Base Rate as in effect from time to time.
                       ----

          "Pounds Sterling" and "(Pounds)" means lawful money of the United
           ---------------       --------
     Kingdom.

          "Preferred Stock" means, with respect to any corporation, capital
           ---------------
     stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

          "Principal Prepayment Date" means the Quarterly Date falling in
           -------------------------
     December of each year, commencing December 1999 through and including December 2001.

          "Pro Rata Share" of any amount means, with respect to any Lender at
           --------------
     any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Advances and the denominator of which is the aggregate Advances at such time, multiplied by (b) such amount.
                                      -------------

          "Purchase Event" means that:
           --------------

               (1) Liens on or with respect to any property of the Borrower or any of its Subsidiaries have been created in favor of Terra or any of its Subsidiaries, other than Liens permitted under any of clauses (i) through (xviii) of Section 5.02(a); or

               (2) the Borrower or any of its Subsidiaries has any outstanding Debt owing to Terra or any of its Subsidiaries, other than Debt permitted to be outstanding under any of clauses (i) through (vii) of
          Section 5.02(b)(2); or

               (3) the Borrower or any of its Subsidiaries has sold, transferred or otherwise disposed of any of its property to Terra or any of its Subsidiaries, other than sales, transfers or other dispositions permitted under any of clauses (i) through (ix) of Section 5.02(e); or

               (4) the Borrower or any of its Subsidiaries has made any Investments in Terra or any of its Subsidiaries, other than Investments permitted under any of clauses (i) through (xv) of Section 5.02(f); or

               (5) Minorco ceases to own, directly or indirectly, at least 20% of the issued and outstanding shares of voting capital stock of Terra; or Minorco ceases to hold, directly or indirectly, a plurality of the issued and outstanding shares of capital stock of Terra.

          "Quarterly Dates" means March 31, June 30, September 30 and December
           ---------------
     31 in each year, the first of which shall be the first such day after the Closing Date, provided that, if any such day is not a Business Day, the
                   --------
     relevant Quarterly Date shall be the immediately preceding Business Day.

          "Ramp Up Period Multiplier" means, for any period, (x) four divided by
           -------------------------
     (y) the number of fiscal quarters of Terra that both begin and end during such period.

          "Receivables" means accounts and notes receivable and, in each case,
           -----------
     related reserves.

          "Receivables Facilities" means, collectively, (i) the August 1996
           ----------------------
     Receivables Purchase Agreement among Terra Funding Corporation, as Seller, the Company, as initial servicer, the financial institutions party thereto, as Purchasers, and Bank of America National Trust and Savings Association, as Agent and (ii) the Receivables Purchase Agreement dated as of March 31, 1994 among TI, as Seller, the financial institutions party thereto, as Purchasers, and Bank of America National Trust and Savings Association, successor to Continental Bank N.A., as agent, as from time to time amended.

          "Receivables Subsidiary" means a Subsidiary of the Company that meets
           ----------------------
     both of the following criteria:

               (1) such Subsidiary is formed solely for the purpose of, and is engaged solely in the business of, (x) purchasing Receivables of the Company and one or more of its Subsidiaries under an Intercompany Receivables Facility and/or (y) owning the capital stock of, or other ownership interests in, one or more Receivables Subsidiaries; and

               (2) all of the capital stock of and/or other ownership interests in, such Subsidiary is owned beneficially and of record, directly or indirectly, by Terra

          Capital Holdings, the Company and/or one or more other Receivables Subsidiaries.

          "Redeemable" means any capital stock, Debt or other right or
           ----------
     Obligation that (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates prior to the date on which the Advances are to mature, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
     (b) is redeemable at the option of the holder thereof on any date prior to the date on which the Advances are to mature. For purposes of this Agreement, the BMLP Class A Limited Partnership Interest shall not be deemed to be "Redeemable".

          "Reference Banks" means Citibank, NationsBank, N.A. and The Bank of
           ---------------
     Nova Scotia (or their respective Applicable Lending Offices, as the case may be).

          "Refinanceable Debt" has the meaning assigned to such term in Section
           ------------------
     5.02(b)(1)(xix)(I).

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "Regulation U" and "Regulation X" mean Regulations U and X of the
           ------------       ------------
     Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

          "Required Lenders" means at any time Lenders owed or holding in the
           ----------------
     aggregate at least 51% of the sum of the then aggregate unpaid principal amount of the Advances.

          "Restatement Date" has the meaning assigned to such term in Section
           ----------------
     3.01.

          "Restricted Transactions" means, collectively, Capital Expenditures
           -----------------------
     and Specified Acquisitions.

          "Rolling Period" means (i) for the fiscal quarter of Terra ending in
           --------------
     June 1999, such fiscal quarter, (ii) for the fiscal quarter of Terra ending in September 1999, such fiscal quarter and the prior fiscal quarter of Terra, (iii) for the fiscal quarter of Terra ending in December 1999, such fiscal quarter and the prior two fiscal quarters of Terra and (iv) thereafter, any period of four consecutive fiscal quarters of Terra.

          "Security Documents" means, collectively, the Terra Capital Security
           ------------------
     Documents and the Terra Canada Security Documents.

          "Senior Financial Officer" means the Chief Financial Officer of Terra.
           ------------------------

          "Senior Preference Units" means, collectively, (a) the "Senior
           -----------------------
     Preference Units" issued and outstanding under, and as defined in, the Agreement of Limited Partnership dated as of December 4, 1991 of TNCLP, as such Agreement of Limited Partnership is in effect on the Closing Date, and (b) the "Common Units" into which such Senior Preference Units have been converted in accordance with Section 5.5 of such Agreement of Limited Partnership.

          "Single Employer Plan" of any Person means a single employer plan, as
           --------------------
     defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for employees or former employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates has or would have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           -------       --------
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          "Special Refinancing Debt" has the meaning assigned to such term in
           ------------------------
     Section 5.02(b)(1)(xix).

          "Specified Acquisitions" means Investments (including, without
           ----------------------
     limitation, Investments arising by reason of any merger or consolidation permitted under Sections 5.02(d)(i)(y) and 5.02(d)(ii)(y), but excluding the Excluded Transactions) consisting of acquisitions of ownership interests in one or more entities engaged in the same or allied line or lines of business as Terra and its Subsidiaries, taken as a whole.

          "Specified Group" has the meaning specified in Section 5.02(e)(iii).
           ---------------

          "Specified Payments" means, for any period, (a) all interest due and
           ------------------
     payable on the AMCI Senior Notes and on the 1995 Terra Debt during such period, (b) all scheduled dividends payable during such period on convertible Preferred Stock or other equity securities issued and the proceeds of which were applied to prepay the "Advances" under the Terra Capital Credit Facility (to the extent the "Commitments" thereunder are reduced simultaneously with such issuance), (c) ordinary and necessary expenses incurred by Terra as a result of its operations as a publicly-held holding company and (d) other payments in an aggregate amount up to $5,000,000 per year to the extent required under pre-existing obligations.

          "SPU Redemption" means the purchase, redemption or other acquisition
           --------------
     from time to time of all or a portion of the outstanding Senior Preference Units by Terra and its Subsidiaries (or any of them):

               (a) on such terms and conditions as could not reasonably be expected to have a Material Adverse Effect; and

               (b) in accordance in all material respects with the terms and conditions hereof.

          "SPU Redemption Time" means the time as of which all of the Senior
           -------------------
     Preference Units shall have been purchased or otherwise redeemed pursuant to the SPU Redemption.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a
           -----------------
     division of The McGraw-Hill Companies, Inc., and its successors.

          "Subordinated Indebtedness" means Debt of Terra or any of its
           -------------------------
     Subsidiaries the payment of which is subordinated (on reasonably satisfactory terms and pursuant to documentation satisfactory to the Required Lenders) in right of payment to the prior payment in full of the Advances.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. For all purposes of this Agreement and the other Loan Documents, BMLP and each of BMLP's Subsidiaries shall be deemed to be Subsidiaries of the Company so long as TMC or one of TMC's Subsidiaries is the sole general partner of BMLP.

          "Subsidiary Guarantor" means, collectively, (a) TNC, BMCH, Beaumont
           --------------------
     Holdings, TMC, Terra U.K., BMLP, Port Neal Corporation, Terra Oklahoma, Terra U.K. Holdings and BAI and (b) each of the Borrower's other Subsidiaries that from time to time Guarantees the Advances.

          "Subsidiary Pledge and Security Agreement" means an Amended and
           ----------------------------------------
     Restated Pledge and Security Agreement in substantially the form attached hereto as Exhibit B-3 between certain of the Guarantors and the Collateral Agent, as amended from time to time.

          "Terra" means Terra Industries Inc., a Maryland corporation and an
           -----
     indirect parent of the Company.

          "Terra Canada Group" means, collectively, the Borrower and its
           ------------------
     Subsidiaries, and a "member" of the Terra Canada Group means, individually, the Borrower and each such Subsidiary.

          "Terra Canada Mortgage" means the Collateral Charge in favor of the
           ---------------------
     Administrative Agent covering (inter alia) the Borrower's Courtright,
                                    ----- ----
     Ontario manufacturing facility, attached as Exhibit B-6, as from time to time amended.

          "Terra Canada Security Agreement" means the General Security Agreement
           -------------------------------
     between the Borrower and the Administrative Agent attached as Exhibit B-5, as from time to time amended.

          "Terra Canada Security Documents" means, collectively, the Terra
           -------------------------------
     Canada Security Agreement, the Terra Canada Mortgage and each security agreement or other grant of security now or hereafter made by the Borrower to secure any of the Obligations hereunder and under the other Loan Documents, and all recordings, registrations and other filings required by this Agreement or any of the foregoing to be filed with respect to the Liens created pursuant thereto.

          "Terra Capital Credit Facility" means the Amended and Restated Credit
           -----------------------------
     Agreement dated as of June 25, 1999 among the Company, as Borrower, the lenders and issuing banks party thereto and Citibank, as administrative agent for said lenders and issuing banks, as from time to time amended.

          "Terra Capital Holdings" means Terra Capital Holdings, Inc., a
           ----------------------
     Delaware corporation and the direct parent of the Company.

          "Terra Capital Pledge and Security Agreement" means an Amended and
           -------------------------------------------
     Restated Pledge and Security Agreement in substantially the form attached hereto as B-2 between the Company and the Collateral Agent, as amended from time to time.

          "Terra Capital Security Documents" means, collectively, the Holdings
           --------------------------------
     Pledge Agreement, the Terra Capital Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, the TNLP Pledge and Security Agreement, the Mortgages, each security agreement or other grant of security now or hereafter made by any Guarantor to secure any of the Obligations hereunder and under the other Loan Documents, and all Uniform Commercial Code financing statements required by this Agreement or any of the foregoing to be filed with respect to the security interests in real or personal property created pursuant thereto.

          "Terra Customer Debt" means Debt of a customer of Terra or any of its
           -------------------
     Subsidiaries owing to Deere and Company ("Deere") or any of Deere's
                                               -----
     Subsidiaries, provided that:
                   --------

               (1) such customer is required to repay such Debt in full within 15 months of the date on which such Debt is incurred;

               (2) in the reasonable opinion of the TI, such customer is creditworthy; and

               (3) it is a condition of the extension of credit by Deere or its Subsidiaries to such customer that TI Guarantees a portion of such Debt.

          "Terra Oklahoma" means Terra International (Oklahoma) Inc., a Delaware
           --------------
     corporation and a wholly owned Subsidiary of TI.

          "Terra Oklahoma Mortgage" means a Mortgage, Assignment of Rents,
           -----------------------
     Security Agreement and Fixture Filing in substantially the form attached hereto as Exhibit B-7 between Terra Oklahoma and the Collateral Agent, as amended from time to time.

          "Terra U.K." means Terra Nitrogen (U.K.) Limited, a corporation formed
           ----------
     under the laws of England and a wholly owned Subsidiary of the Borrower.

          "Terra U.K. Customer Debt" means Debt of a customer of Terra U.K.
           ------------------------
     owing to Capital Bank Plc or another financial institution in the United Kingdom, provided that:
              --------

               (1) such customer uses the entire principal proceeds of such Debt to pay for goods and services purchased from Terra U.K.;

               (2) such customer is required to repay such Debt in full within 12 months of the date on which such Debt is incurred;

               (3) in the reasonable opinion of Terra U.K., such customer is creditworthy; and

               (4) it is a condition of the extension of credit by Capital Bank Plc (or such other financial institution) to such customer that Terra U.K. Guarantee a portion of such Debt.

          "Terra U.K. Holdings" means Terra (U.K.) Holdings, Inc., a Delaware
           -------------------
     corporation and a direct Subsidiary of BMLP.

          "Terra U.K. Offtake Agreement" means, collectively, one or more
           ----------------------------
     nitrogen products offtake agreements between the Company and Terra U.K. entered into in connection with the transactions contemplated by the BMLP Partnership Agreement and the BMLP Support and Option Agreement, as from time to time amended.

          "Terra U.K. Term Loan" has the meaning specified in Section
           --------------------
     5.02(b)(2)(vi).

          "Terra U.K. Term Loan Agreement" means the credit agreement dated as
           ------------------------------
     of December 31, 1997 providing for the Terra U.K. Term Loan, as from time to time amended.

          "TI" means Terra International, Inc., a Delaware corporation and a
           --
     wholly owned Subsidiary of the Company.

          "TMC" means Terra Methanol Corporation, a Delaware corporation.
           ---

          "TNC" means Terra Nitrogen Corporation, a Delaware corporation and a
           ---
     wholly owned Subsidiary of the Company.

          "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited
           -----
     partnership and a Subsidiary of the Company.

          "TNLP" means Terra Nitrogen, Limited Partnership, a Delaware limited
           ----
     partnership and a Subsidiary of the Company.

          "TNLP Notes" has the meaning assigned to such term in Section
           ----------
     5.02(b)(2)(ii).

          "TNLP Pledge and Security Agreement" means an Amended and Restated
           ----------------------------------
     Pledge and Security Agreement in substantially the form attached hereto as Exhibit B-4 between TNLP and the Collateral Agent, as amended from time to time.

          "Type" refers to the distinction between Advances bearing interest at
           ----
     the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "U.K. Nitrogen Assets" means the "Assets", as defined in the Sale of
           --------------------
     Business Agreement relating to the ICI Fertilizer Business dated November 20, 1997 between ICI, Terra U.K. and Terra.

          "U.S. Dollars" and "$" means lawful money of the United States of
           ------------       -
     America.

          Section 1.02.  Computation of Time Periods. In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

          Section 1.03.  Accounting Terms. All accounting terms not specifically
                         ----------------
defined herein shall be construed in accordance with GAAP.

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01.  The Advances.
                         ------------

          (a)  Outstanding Advances; Assignments.
               ---------------------------------

          (i) The parties hereto agree that, on and after the Restatement Date, all Existing Advances shall be advances of the Lenders ("Advances")
                                                              --------
     outstanding hereunder, it being the intention of the parties hereto that the Existing Advances shall continue and remain outstanding and not be repaid on the Restatement Date.

          (ii) In accordance with Section 9.07(a) of the Existing Credit Agreement, the Existing Lenders hereby sell and assign to the Initial Lenders, and the Initial Lenders hereby purchase and assume from the Existing Lenders, all of the right, title and interest of the Existing Lenders in and to the Existing Advances and Existing Notes and the other rights and obligations of the Existing Lenders under the Existing Credit Agreement as of the Restatement Date, in each case such that, after giving effect to such sale and assignment, the amounts of the Advances respectively owing to each Initial Lender hereunder as of the Restatement Date will be as set forth on Schedule 2.01 opposite the name of such Initial Lender under the caption "Outstanding Advances".

          Each Existing Lender represents and warrants that, on and as of the Restatement Date, it is the legal and beneficial owner of the interest being assigned by it under this Section 2.01(a) and that such interest is free and clear of any adverse claim created by such Existing Lender. No Existing Lender makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and no Existing Lender makes any representation or warranty or assumes any responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations hereunder or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto. Except as expressly set forth in this Section 2.01(a), the sales and assignments of Existing Advances is made without recourse to or representation or warranty by the Existing Lenders.

          The Administrative Agent hereby waives payment of the processing and recordation fees referred to in Section 9.07 of the Existing Credit Agreement with respect to the assignments effected under this Section 2.01(a).

          (b)  No Responsibility to Third Parties.  Neither the Administrative
               ----------------------------------
Agent nor any Lender shall have any responsibility as to the application or use of any of the proceeds of any Advance.

          Section 2.02.  Effecting the Assignments of the Advances.
                         -----------------------------------------

          (a) (i) The assignment of the Advances provided for by Section 2.01(a) shall be made on notice, given not later than 11:00 A.M. (New York City time) on the Business Day of (or, if the Advances to be assigned are Eurodollar Rate Advances, 10:00 A.M. (New York City time) on the second Business Day prior to the date of) the proposed Restatement Date, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Such notice (the "Restatement Date Notice") shall
                                               -----------------------
be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit C, specifying therein (1) the requested Restatement Date, (2) the requested Type of Advances to be Continued or Converted on the Restatement Date and (3) if Eurodollar Rate Advances are to be Continued or Converted on the Restatement Date, the requested Interest Period therefor.

          (ii) If Eurodollar Rate Advances are to be Continued or Converted on the Restatement Date, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.06(a)(ii).

          (iii) Each Lender shall, before 1:00 P.M. (New York City time) on the Restatement Date, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of the Advances to be acquired by it on such date pursuant to Section 2.01(a). After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will transfer same day funds to the Lenders entitled thereto.

          (b) Anything in subsection (a) above to the contrary notwithstanding, Eurodollar Rate Advances may not be outstanding under more than 8 separate Interest Periods at any one time.

          (c) The Restatement Date Notice shall be irrevocable and binding on the Borrower. If the Advances to be assigned on the Restatement Date are to constitute Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Restatement Date Notice the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be acquired by such Lender when such Advance, as a result of such failure, is not assigned to it on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender (a "Non-Paying Lender") prior to 12:00 Noon (New York City time) on the
           -----------------
Restatement Date that such Non-Paying Lender will not make available to the Administrative Agent such Non-Paying Lender's purchase price for the ratable portion of the Advances to be acquired by it on such date, the Administrative Agent may assume that such Non-Paying Lender has made such portion available to the Administrative Agent on the Restatement Date in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the other Lenders (the "Recipients") on such date a corresponding
                                     ----------
amount. If and to the extent that such Non-Paying Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent shall have made available such corresponding amount to the Recipients, such Non-Paying Lender and the Recipients severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the Restatement Date until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Non-Paying Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance for purposes of this Agreement.

          (e) The failure of any Lender to pay to the Administrative Agent the ratable portion of the Advances to be acquired by it on the Restatement Date shall not relieve any other Lender of its obligation, if any, hereunder to pay to the Administrative Agent the ratable portion of the Advances to be so acquired by such Lender, but no Lender shall be responsible for the failure of any other Lender to perform such other Lender's obligations hereunder.

          Section 2.03.  Repayment. The Borrower hereby promises to pay to the
                         ---------
Administrative Agent for the account of each Lender the full outstanding principal amount of such Lender's Advances on the Maturity Date. All repayments of principal under this Section 2.03 shall be made together with interest accrued to the date of such repayment on the principal amount repaid. Advances once prepaid may not be reborrowed.

          Section 2.04. Termination of the Commitments. The "Commitments" under
                        ------------------------------
the Existing Credit Agreement were automatically and permanently reduced to zero on December 31, 1997. Such "Commitments" may not be reinstated .

          Section 2.05.  Prepayments.
                         -----------

          (a)  Optional.  The Borrower may, upon at least two Business Days'
               --------
notice (in the case of prepayment of Eurodollar Rate Advances) or upon notice given on the date of prepayment (in the case of prepayments of Base Rate Advances) to the Administrative Agent (which notice shall state the proposed date and aggregate principal amount of the prepayment), and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an
                --------
aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) any such prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 9.04(c) in respect of such prepayment and (z) each such notice shall be made on the relevant day not later than, in the case of prepayments of Eurodollar Rate Advances, 10:00 A.M. (New York City time) and, in the case of prepayments of Base Rate Advances, 12:00 Noon (New York City time). Optional prepayments pursuant to this paragraph (a) shall be applied to the installments of the Advances set forth in paragraph (b) below in the direct order of their maturities.

          (b)  Mandatory.  The Borrower shall prepay the Advances on the
               ---------
Principal Prepayment Dates as follows:

          Principal Prepayment Date          Amount of Prepayment
          -------------------------          --------------------
          Quarterly Date in
           December 1999                          $7,812,500.00

          Quarterly Date in
           December 2000                          $7,812,500.00

          Quarterly Date in
           December 2001                          $7,812,500.00

Optional prepayments pursuant to paragraph (a) above shall be applied to the installments of the Advances set forth in this paragraph (b) in the direct order of their maturities.

          (c)  All Prepayments.  Each prepayment of Advances under Sections
               ---------------
2.05(a) and (b) shall be made for account of the Lenders according to their respective Pro Rata Shares of the principal amount of the Advances then outstanding. Advances once prepaid may not be reborrowed.

          Section 2.06.  Interest.
                         --------


          (a)  Ordinary Interest.  The Borrower shall pay interest on the unpaid
               -----------------
principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

          (i)  Base Rate Advances.  While such Advance is a Base Rate Advance, a
               ------------------
     rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Margin in effect from time to
                       ----
     time, payable in arrears quarterly on each Quarterly Date and on the date such Base Rate Advance shall be Converted (but only on the amount Converted) or paid in full.

          (ii) Eurodollar Rate Advances.  While such Advance is a Eurodollar
               ------------------------
     Rate Advance, a rate per annum equal at all times during each Interest Period for such

     Advance to the sum of (1) the Eurodollar Rate for such Interest Period for such Advance plus (2) the Applicable Margin in effect from time to time,
                  ----
     payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

          (b)  Post-Default Interest.  If (a) any Obligor shall fail to pay when
               ---------------------
due (by acceleration or otherwise) any amount payable under any Loan Document after any applicable grace period provided in Section 6.01(a), or (b) (i) an Event of Default shall have occurred and be continuing during any period and
(ii) the Administrative Agent or the Required Lenders, through the Administrative Agent, shall have notified the Borrower thereof, the Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for account of each Lender interest, during such period, at the applicable Post-Default Rate on the outstanding principal of each Advance, and on any other amount whatsoever then due and payable by the Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, such interest to be payable from time to time on demand.

          Section 2.07.  Conversion and Continuation of Advances.
                         ---------------------------------------

          (a)  Optional Conversion.  The Borrower may on any Business Day, upon
               -------------------
notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.09, Convert all or any portion of the Advances of one Type (and, in the case of Eurodollar Rate Advances, having the same Interest Period); provided that any Conversion of
                                            --------
Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof and no Conversion of any Advances shall result in more than 8 separate Interest Periods being outstanding. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the Advances (and, in the case of Eurodollar Rate Advances, the Interest Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Certain Mandatory Conversions.
               -----------------------------

          (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000 such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and in clause (a) or (c) of this Section 2.07, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower at the request of the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

          (c)  Continuations.  The Borrower may, on any Business Day, upon
               -------------
notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.08, Continue all or any portion of the outstanding Eurodollar Rate Advances having the same Interest Period as such Eurodollar Rate Advances; provided that any such Continuation
                                         --------
shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Continuation of Eurodollar Rate Advances shall be in an amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof and no Continuation of any Advances shall result in more than 8 separate Interest Periods being outstanding. Each such notice of Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount of, and the Interest Period for, the Advances being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.

          Section 2.08.  Increased Costs, Illegality, Etc.
                         ---------------------------------

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that, before making any such demand, each Lender agrees
                --------
to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines in good faith that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances, (i) the Required Lenders reasonably determine and notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (ii) if fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (x) each Eurodollar Rate Advance will automatically, on the last day of any then existing Interest Period therefor, Convert to a Base Rate Advance, and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation shall make it unlawful, or any central bank or other governmental authority having appropriate jurisdiction shall assert in writing that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, Convert to a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use
--------
reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending

Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (e) The Borrower shall not be obligated to pay any additional amounts arising pursuant to clauses (a) and (b) of this Section 2.08 that are attributable to the Excluded Period with respect to such additional amount; provided that if an applicable law, rule, regulation, guideline or request shall
--------
be adopted or made on any date and shall be applicable to the period (a "Retroactive Period") prior to the date on which such law, rule, regulation,
 ------------------
guideline or request is adopted or made, the limitation on the Borrower's obligations to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such Retroactive Period.

          Section 2.09.  Payments and Computations.
                         -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and, except as expressly set forth herein, without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest hereunder ratably (other than amounts payable pursuant to Section 2.08(a), 2.08(b), 2.10 or 9.04(c)) to the Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Basic Documents under circumstances for which the Basic Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, and the Borrower has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Basic Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due (with notice to the Administrative Agent and the Borrower promptly following such charge).

          (d) Each Reference Bank party hereto agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (e) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

          For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual
                                                    ---------- --
number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period of time. The rates of interest
------- --
under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

          (f) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided that, if such
                                                    --------
extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (g) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          Section 2.10.  Taxes.
                         -----

          (a) Any and all payments by the Obligors on or in respect of this Agreement, the Advances, the Notes, the Security Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premium, charges, fees or other amounts made on, under or in respect of any thereof, shall be made, in accordance with Section 2.09, free and clear of and without deduction or withholding for any and all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, now or hereafter imposed, assessed, levied or collected by any authority of or in any jurisdiction (including, without limitation, Canada or any political subdivision or taxing authority thereof or therein, or any federal or other association of or with which Canada may be a member or associated and specifically including any withholding made pursuant to Part XIII of the Income Tax Act (Canada) in respect of any interest payment hereunder), excluding, in the case of each Lender, income or franchise taxes imposed on such
---------
Lender that are imposed on it by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Obligor shall be
                                              -----
required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions or witholdings (including deductions applicable to additional sums payable under this Section 2.10) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or witholdings been made, (ii) such Obligor shall make such deductions or witholdings and (iii) such Obligor shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or under the Notes or from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                   -----------

          (c) Each Obligor will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from such date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Obligor will furnish to the Administrative Agent, at its address referred to in
Section 9.02, appropriate evidence of payment thereof. If such Obligor shall make a payment hereunder or under the Notes through an account or branch outside the United States, or a payment is made on behalf of such Obligor by a payor that is not a United States Person, such Obligor will, if no taxes are payable in respect of such payment, furnish, or will cause such payor to furnish, to the Administrative Agent, at such address, a certificate from the appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d), the terms "United
                                                                       ------
States" and "United States Person" shall have the meanings specified in Section
------       --------------------
7701 of the Internal Revenue Code.

          (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

          (g) The Borrower represents and warrants that, as of the date hereof, to the best of its knowledge after due inquiry, (i) neither this Agreement nor the execution or delivery by the Borrower of this Agreement is subject to any Taxes, and (ii) no payment to be made by the Borrower hereunder or under any
Note is subject to any Taxes.

          Section 2.11.  Sharing of Payments, Etc. If any Lender shall obtain
                         -------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.08(a), 2.08(b), 2.10 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or
                                                       --------
any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.12.  Criminal Rate of Interest. Notwithstanding any other
                         -------------------------
provisions of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 ("Section 347") of the Criminal Code, Revised Statutes of
                         -----------
Canada, 1985, C-46, as the same shall be amended, replaced or re-enacted from time to time) payable to the Lenders under this Agreement exceed the effective annual rate of interest on the "credit advances" (as defined in Section 347) hereunder lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Lenders and the Borrower and the amount of such payment or collection shall be refunded by the Lenders to the Borrowers. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Advances on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

          Section 2.13.  Replacement of Lenders.
                         ----------------------

          (a) Subject to clause (b) below, in the event that any Lender requests compensation pursuant to Section 2.08(a) or 2.08(b), or the obligation of any Lender to make, or to Convert Base Rate Advances into, or to Continue, Eurodollar Rate Advances shall be suspended pursuant to Section 2.08(c) or 2.08(d) (such Lender being herein called an "Affected Lender"), then, so long as
                                             ---------------
such condition exists, the Borrower may, after the date 30 days after the date of such request or suspension, (x) designate an Eligible Assignee acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrower (such Eligible Assignee being herein called a "Replacement Lender") to purchase the Affected Lender's Advances and
          ------------------
other rights under the Loan Documents (all without recourse to or representation or warranty by, or expense to, the Affected Lender) for a purchase price equal to the aggregate principal amount of the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest on such Advances owing to
                ----
the Affected Lender (and upon such purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent and compliance with the requirements of Section 9.07(c), the Replacement Lender shall succeed to the rights and obligations of the Affected Lender hereunder and the other Loan Documents), and (y) pay to the Affected Lender all amounts payable to such Affected Lender under Section 9.04(c), calculated as if the purchase by the Replacement Lender constituted a mandatory prepayment of Advances by the Borrower, and (z) pay to the Administrative Agent the processing and recordation fee specified in Section 9.07(a)(vi) with respect to such assignment.

          In the event that the Borrower exercises its rights under the preceding sentence, the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under the other Loan Documents; provided that the obligations of the Borrower to the Affected Lender under
--------
Sections 2.08, 2.10 and 9.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

          (b)  The Borrower may not exercise its rights under this Section 2.13:

          (i) with respect to any Affected Lender unless the Borrower simultaneously exercises such rights with respect to all Affected Lenders, or

          (ii) if a Default or an Event of Default has occurred and is then continuing.


                                  ARTICLE III

                           CONDITIONS TO RESTATEMENT

          Section 3.01.  Conditions Precedent. The Existing Credit Agreement
                         --------------------
shall be amended and restated to read in full as set forth herein on the date (the "Restatement Date") on which the Administrative Agent shall notify the
      ----------------
Borrower that the Administrative Agent shall have received the following in form and substance satisfactory to it:

          (a) This Agreement, duly executed and delivered by each Obligor, the Required Lenders and the Administrative Agent.

          (b)  The Notes, duly executed by the Borrower.

          (c) The following documents, each dated the Restatement Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for the Administrative Agent and each Lender:

               (i) (1) for the Borrower, a copy of its charter (or equivalent documents), as amended and in effect, certified by the appropriate Canadian governmental authority, and a certificate from the Ontario Ministry of Consumer and Commercial Relations to the effect that the Borrower is a corporation incorporated under the Business Corporations Act (Ontario) and has not been dissolved; (2) for the Subsidiary Guarantor, a copy of its memorandum and articles of association, as amended and in effect, certified by a duly authorized officer of the Subsidiary Guarantor; and (3) for each other Obligor, a copy of the charter, as amended and in effect, of such Obligor certified (as of a date reasonably close to the Restatement Date) by the Secretary of State of the jurisdiction of its organization and a certificate from such Secretary of State dated as of a date reasonably close to the Restatement Date as to the good standing of and charter documents filed by such Obligor;

               (ii) for each Obligor, a certificate of the Secretary or an Assistant Secretary of such Obligor, dated the Restatement Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or equivalent documents) of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Loan Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor);

               (iii) for each Obligor, a certificate of another officer of such Obligor, dated the Restatement Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.

          (d) (X) The Holdings Pledge Agreement, the Terra Capital Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the TNLP Pledge and Security Agreement, in substantially the forms of Exhibits B-1, B-2, B-3 and B-4, respectively, duly executed by each of the intended parties thereto, together with:

               (i) such appropriately completed and duly executed copies of Uniform Commercial Code financing statements and financing statement amendments as the Collateral Agent or any Secured Party (as defined in the Intercreditor Agreement) shall have requested in order to continue the perfection and protection of the Liens created by the Terra Capital Security Documents and covering the Collateral described therein;

               (ii) executed and delivered documents for recordation and filing of or with respect to such Security Documents that the Collateral Agent or any such Secured Party may deem necessary or desirable in order to continue the perfection and protection of the Liens created thereby; and

               (iii) legal opinions, in form and substance, and given by counsel, satisfactory to the Administrative Agent, confirming that the Terra Capital Security Documents are legal, valid, binding and enforceable obligations of each Obligor party thereto and that the security interests created thereby are a valid first and prior perfected security interest in the Collateral.

          (Y) (i) legal opinions, in form and substance, and given by counsel, satisfactory to the Administrative Agent, confirming that the Terra Canada Security Documents are legal, valid, binding and enforceable obligations of each Obligor party thereto, that the security interests created thereby are a valid and perfected security interest in the Collateral, and addressing such other matters as the Administrative Agent or any Lender through the Administrative Agent may reasonably request and (ii) all relevant certificates evidencing the entitlement to the shares of common and preferred stock of Terra U.K. (together with executed stock transfer forms and undated stock powers duly executed in blank).

          (e) such appropriately completed and duly executed copies of all registrations, recordings and other filings (or undertakings to register), together with any searches of filings related thereto, as the Administrative Agent or any Lender shall have requested in order to continue the perfection and protection of the Liens created by the Terra Canada Security Documents and covering the Collateral described therein; and such executed and delivered documents for recordation and filing of or with respect to such Terra Canada Security Documents that the Administrative Agent or any Lender (through the Administrative Agent) may deem necessary or desirable in order to continue the perfection and protection of the Liens created thereby.

          (f) A Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E, duly executed and delivered by Terra and the Administrative Agent.

          (g) A favorable opinion of Kirkland & Ellis, special counsel for the Obligors, substantially in the form of Exhibit D-1, and a favorable opinion of Osler, Hoskin & Harcourt, special Canadian counsel for the Borrower, substantially in the form of Exhibit D-2, and each as to such other matters as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

          (h) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for Citibank, substantially in the form of Exhibit D-3, and a favorable opinion of Blake, Cassels & Graydon, special Canadian counsel for Citibank, substantially in the form of Exhibit D-4.

          (i)  A certificate of the Senior Financial Officer to the effect that:

               (x) the representations and warranties contained in each Loan Document are correct on and as of the Restatement Date, before and after giving effect to the amendment and restatement provided for hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                (y) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          (j) Evidence of payment of (1) all accrued fees and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of counsel to Citibank in connection with this Agreement to the extent that statements for such fees and expenses have been delivered to the Borrower at least one Business Day prior to the Restatement Date); and
     (2) all interest accrued through the Restatement Date on the Existing Advances and all other expenses payable under the Existing Credit Agreement.

          (k) Evidence of the existence of all insurance required to be maintained by Terra hereunder and the designation of the Borrower as the loss payee or named insured with respect to the Collateral under the Terra Canada Security Documents as its interest may appear.

          (l) Evidence that, since December 31, 1998, there has been no Material Adverse Change.

          (m) The New York Process Agent Acceptance, duly executed and delivered by the New York Process Agent.

          (n) Evidence that the amendment and restatement provided for by the Terra Capital Credit Facility has occurred (or is occurring on the Restatement Date).

          (o) Evidence that the transactions contemplated in the Distribution Business Sale Agreement to be consummated on the "Closing Date" (as defined therein) have been consummated or are being consummated on the Restatement Date, without waiver by Terra in any material respect unless such waiver is consented to by the Administrative Agent and the Required Lenders.

          (p) Evidence that Terra or one or more of its Subsidiaries shall have purchased Receivables theretofore sold (by Terra and/or its Subsidiaries) under one or more of the Receivables Facilities for an aggregate amount not exceeding $150,000,000 and that the Receivables Facilities shall have been cancelled in a manner satisfactory to the Administrative Agent.

          (q) Evidence that Terra or one or more of its Subsidiaries shall have purchased the BMLP Class A Limited Partnership Interest from the existing BMLP Class A Limited Partner for an amount estimated to be $227,000,000 (such amount as determined in compliance with the BMLP Partnership Agreement, the BMLP Support and Option Agreement and related documents).

          (r) Evidence that (i) the BMLP Support and Option Agreement and the Terra U.K. Offtake Agreement have been cancelled (in the case of the Terra U.K. Offtake Agreement with no amounts being paid by Terra and/or any of its Subsidiaries in connection therewith (including, without limitation, amounts paid subsequent to the Restatement Date)) and (ii) the outstanding principal amount of the "Terra Capital Note" as defined in the Existing Credit Agreement shall have been paid in full or otherwise cancelled.

          (s) The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                 (i) The Terra Oklahoma Mortgage, the BMLP Mortgage and the Port Neal Corporation Mortgage, each in substantially the forms of Exhibits B-7, duly executed by each of the intended parties thereto, covering the facilities of the Company and its Subsidiaries located in Woodward, Oklahoma, Port Neal, Iowa and Beaumont, Texas, in each case duly executed and delivered by the intended parties thereto in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property; and

                 (ii) to the extent necessary under applicable law, for filing in the appropriate county land office, Uniform Commercial Code financing statements covering fixtures, appropriately completed and duly executed.

          (t) Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as any Lender may, through the Administrative Agent, reasonably request.

          Section 3.02.  Conditions Precedent to Section 2.01(a) Assignments.
                         ---------------------------------------------------
The obligation of each Lender to effect the assignments of the Advances referred to in Section 2.01 on the Restatement Date shall be subject to the further conditions precedent that on the Restatement Date the following statements shall be true:

          (i) the representations and warranties contained in each Loan Document are correct on and as of the Restatement Date, before and after giving effect to the amendment and restatement of the Existing Credit Agreement provided for hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (ii) no event has occurred and is continuing, or would result from the transactions contemplated hereby to occur on the Restatement Date, that constitutes a Default or an Event of Default.

          Section 3.03.  Determinations Under Section 3.01. For purposes of
                         ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Restatement Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's purchase price of the Advances to be acquired by it pursuant to Section 2.01(a).

          Section 3.04.  Consent to Sale; Acknowledgement. Effective as of the
                         --------------------------------
Restatement Date, the Initial Lenders hereby consent to the sale by Terra of the Distribution Business on the terms and conditions as set forth in the Distribution Business Sale Agreement.

          Section 3.05.  Terra Canada Consent. The Borrower hereby acknowledges
                         --------------------
that each of the Terra Canada Security Documents continues unchanged and remains in full force and effect to secure (as "Liabilities" as defined therein) the obligations of the Borrower hereunder.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          Section 4.01.  Representations and Warranties of the Borrower. The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) Each Obligor (i) is a corporation (or, in the cases of TNLP and BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited partnership, as the case may be) in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) is a complete and accurate list of all Material Subsidiaries of each Obligor as of the Restatement Date, showing as of such date (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock or partnership interests authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned (directly or indirectly) by such Obligor and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock or partnership interests of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Obligor or one or more of its Subsidiaries free and clear of all Liens, except those created by the Security Documents. Each Material Subsidiary (i) is a corporation (or, in the cases of TNLP and BMLP, a limited partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Obligor of this Agreement, the Notes and each other Loan Document to which it is or is intended to be a party, and the consummation of the credit transactions between the Borrower and Lenders contemplated hereby, are within such Obligor's powers (corporate or other), have been (or will, prior to the Restatement Date, be) duly authorized by all necessary corporate or other action, and do not (i) contravene such Obligor's charter, by-laws or, in the cases of TNLP and BMLP, its agreement of limited partnership, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination or award (except for any such violation, by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender), (iii) except as set forth on
     Schedule 4.01(c), conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Obligor, any of its Subsidiaries or any of their properties (except for any such conflict, breach or default, caused by action or inaction of any Obligor, that could not reasonably be expected to have a Material Adverse Effect and that could not result in any liability of any Lender) or (iv) except for the Liens created by the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Obligor or any of its Subsidiaries. No Obligor or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Obligor of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the credit transactions between Borrower and Lenders contemplated hereby, (ii) the grant by any Obligor of the Liens granted by it pursuant to the Security Documents, (iii) the perfection or maintenance of the Liens created by the Security Documents (except for the filings required to be made pursuant to Sections 3.01(c) and 3.01(e)) or (iv) the exercise by the Collateral Agent, the Administrative Agent or any Lender or any other Secured Party (as defined in the Security Documents) of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

          (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered will have been, duly executed and delivered by each Obligor that is intended to be a party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered will be, the legal, valid and binding obligation of each Obligor that is intended to be a party thereto, enforceable against such Obligor in accordance with its terms.

          (f) The balance sheet of Terra as at December 31, 1998 and the related statements of income and cash flows of Terra for the twelve months then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the balance sheet of Terra as at March 31, 1999 and the related statements of income and cash flows of Terra for the three months then ended, duly certified by the chief financial officer of Terra, copies of which have been furnished to each Lender, present fairly, in all material respects, subject, in the case of said balance sheet as at March 31, 1999, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the financial condition of Terra as at such dates and the results of the operations of Terra for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. The unaudited balance sheet of the Borrower as at December 31, 1998 and the related unaudited statements of income and cash flows of the Borrower for the twelve months then ended, and the unaudited balance sheet of the Borrower as at March 31, 1999 and the related unaudited statements of income and cash flows of the Borrower for the three months then ended, duly certified by the chief financial or accounting officer of the Borrower, copies of which have been furnished to each Lender, present fairly, in all material respects, subject, in the case of said balance sheet as at March 31, 1999, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1998, there has been no Material Adverse Change with respect to Terra.

          (g) (A) No written information, exhibit or report (as at the Restatement Date) furnished by any officer of Terra or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents (when taken together) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading and (B) none of the information, exhibits or reports furnished by any Obligor to the Administrative Agent or any Lender pursuant to Section 5.03 contained (on the date of delivery thereof) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided that the representations made in this Section 4.01(g) with respect
     --------
     to the U.K. Nitrogen Assets with respect to any time prior to the Closing Date are made to the best of Terra's knowledge after due inquiry.

          (h) There is no action, suit, litigation or proceeding against any Obligor or any of its Subsidiaries or any of their respective property, including any Environmental Action, pending before any court, governmental agency or arbitrator, or (to the knowledge of any Obligor) threatened, nor (to the knowledge of any Obligor) is there any investigation pending in respect of any Obligor, that:

                (1) could reasonably be expected to have a Material Adverse Effect; or

                (2) on the Restatement Date could reasonably be expected to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or the consummation of the transactions contemplated hereby.

          (i) No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Borrower and of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or Section 5.02(e) will consist of or be represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

          (j) Set forth on Schedule 4.01(j) is a complete and accurate list, as of the Restatement Date, of (1) each Plan that is subject to Title IV of ERISA and each Multiemployer Plan with respect to any employees or former employees of any Obligor or any of its ERISA Affiliates and (2) each Canadian Employee Benefit Plan.

          (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Obligor or any of its ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect.

          (l) Since the date of the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan of any Obligor or any of its ERISA Affiliates, there has been no change in the funding status of any such Plan except to the extent that such change is not reasonably expected to have a Material Adverse Effect.

          (m) Neither any Obligor nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan except to the extent such withdrawal liability is not reasonably expected to have a Material Adverse Effect.

          (n) Neither any Obligor nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

          (o) As of the Restatement Date, the aggregate annualized cost on a pay-as-you-go basis (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under welfare plans (other than post-retirement benefits required to be provided by Section 4980B of the Code or applicable state law) for which Terra and its Subsidiaries is liable does not exceed $1,000,000.

          (p) Neither the business nor the properties of any Obligor or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

          (q) Except as set forth on Part I of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, the operations and properties of each Obligor and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Obligor and its Subsidiaries, each Obligor and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (r) Except as set forth on Part II of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the Restatement Date none of the properties of any Obligor or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup, and no underground storage tanks, as such term is defined in 42 U.S.C. 6901, are located on any property of any Obligor or any of its Subsidiaries.

          (s) Except as set forth on Part III of Schedule 4.01(q) and except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect, as of the Restatement Date neither any Obligor nor any of its Subsidiaries has been notified in writing by any federal, state, provincial or local governmental agency or any other Person that any Obligor or any of its Subsidiaries is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Hazardous Materials generated by any Obligor or any of its Subsidiaries, and Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of such Obligor (or, to its knowledge, any adjoining property) except in compliance in all material respects with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties by any Obligor or any of its Subsidiaries (and their respective agents, employees and contractors) have been disposed of in compliance with all Environmental Laws and Environmental Permits.

          (t) Each Obligor and each of its Subsidiaries has filed, has caused to be filed or has been included in, all federal and state income tax returns and all other material tax returns (federal, state, provincial, local and foreign) required to be filed and has paid (or is contesting in good faith by appropriate proceedings) all taxes shown thereon to be owing, together with applicable interest and penalties.

          (u) Set forth on Schedule 4.01(u) is a complete and accurate list, as of the date hereof, of each taxable year of Terra for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").
                                           ---------

          (v) As of the Restatement Date, there are no adjustments to the federal income tax liability of Terra proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (w) Neither any Obligor nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Obligor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (x) Each of Terra and the Borrower (both individually and collectively with their respective Subsidiaries) is Solvent.

          (y) Set forth on Part I of Schedule 4.01(y) is a complete and accurate list, as of the Restatement Date, of all existing Debt of each Obligor, showing as of the Restatement Date (i) the principal amount outstanding thereunder, (ii) whether such Debt is secured by any Lien and
     (iii) the aggregate principal amount of such Debt scheduled to be paid during each fiscal year of Terra to and including the fiscal year of Terra in which the Advances are to mature.

          (z) This Agreement and each of the other Loan Documents are in proper legal form under the laws of Canada for the enforcement thereof against the Borrower under such laws, and under the laws of the United Kingdom for the enforcement thereof against the Subsidiary Guarantor under such laws, and if each of the Loan Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Borrower or the Subsidiary Guarantor, as the case may be, thereunder, enforceable in accordance with their respective terms. All formalities (if any) required under the laws of Canada (or, with respect to the Guarantee by the Subsidiary Guarantor, the United Kingdom) for the validity and enforceability of each of the Loan Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority therein) have been accomplished, and no Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

          (aa) This Agreement and the other Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all
                                                           ---- -----
     unsecured Debt of the Borrower, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law. The Obligations of the Subsidiary Guarantor under Article VIII are and will at all times be direct and unconditional general obligations of the Subsidiary Guarantor, and rank and will at all times rank in right of payment and otherwise at least pari passu with all
                                                     ---- -----
     unsecured Debt of the Subsidiary Guarantor, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the property or revenues of the Borrower or any of its Subsidiaries, except as expressly permitted by
     Section 5.02(a).

          (bb) Each of the Borrower and the Subsidiary Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Loan Documents. The execution, delivery and performance by the Borrower and the Subsidiary Guarantor of this Agreement and each of the other Loan Documents constitute private and commercial acts rather than public or governmental acts. Neither the Borrower, the Subsidiary Guarantor nor any of their respective properties or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower or the Subsidiary Guarantor, as the case may be, under this Agreement or any of the other Loan Documents.

          (cc) The Borrower (i) has good title, or valid and subsisting leasehold interests or licenses, to all of its material properties and assets; and (ii) does not hold any assets as trustee of any trust, except for employee benefit plans for which the Borrower may be trustee or other fiduciary.

          (dd) Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have complied in all material respects with all applicable laws regarding each Canadian Employee Benefits Plan (including, where applicable, the Pension Benefits Act (Ontario) and the Income Tax Act (Canada); and each Canadian Employee Benefits Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements and all applicable laws (including, where applicable, the Pension Benefits Act (Ontario) and the Income Tax Act (Canada)).

          (ee) There exists no outstanding liability of the Borrower or any of its Subsidiaries with respect to any Canadian Employee Benefit Plan that has been terminated, which liability could reasonably be expected to have a Material Adverse Effect.

          (ff) The Borrower and its Subsidiaries have paid when due all amounts which the Borrower and its Subsidiaries are required to have paid under the terms of each Canadian Employee Benefit Plan or applicable law as contributions to such Canadian Employee Benefit Plan (excluding any nonpayment that could not reasonably be expected to have a Material Adverse Effect); as of the date of the most recent audit performed with respect to the Borrower's Canadian Employee Benefit Plans, no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of the Borrower or any of its Subsidiaries existed with respect to any Canadian Employee Benefit Plan; and, to the best knowledge of the Borrower, no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of the Borrower or any of its Subsidiaries exists with respect to any Canadian Employee Benefit Plan; and

          (gg) Each Plan is fully funded, on a going concern basis, in accordance with its terms and regulatory requirements as outlined by the Pension Benefits Act (Ontario), administrative requirements of the Pension Commission of Ontario and the most recent actuarial report filed with the Pension Commission of Ontario in respect of such Plan, as and to the extent applicable, except to the extent any failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (hh) Neither the Borrower nor any Subsidiary of the Borrower sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to any "multi-employer pension plan" (as defined in the Pension Benefits Act (Ontario)).

          (ii) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the inability of the computer applications used by the Borrower or any of its Subsidiaries to recognize and perform properly date-sensitive functions involving certain dates prior to, on and on any date after December 31, 1999 (the "Year 2000 Problem"), (ii)
                                               -----------------
     developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with the timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          Section 4.02.  Representations and Warranties of each Lender. Each
                         ---------------------------------------------
Lender hereby represents and warrants that such Lender, in good faith, has not relied upon Margin Stock as collateral for the Obligations of the Obligors hereunder and under the other Loan Documents.

                                   ARTICLE V

                              COVENANTS OF TERRA

          Section 5.01.  Affirmative Covenants. So long as any principal of or
                         ---------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, Terra will, and will cause each of the Obligors to:

          (a)   Compliance with Laws, Etc. Comply, and cause each of its
                --------------------------
     Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and

     Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 (except to the extent that non-compliance with any thereof could not reasonably be expected to have a Material Adverse Effect).

          (b)  Payment of Taxes, Etc. Pay and discharge, and cause each of its
               ----------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that neither such Obligor
                                             --------
     nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained to the extent required by GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c)  Compliance with Environmental Laws. Comply, and cause each of
               ----------------------------------
     its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided that
                                                                 --------
     (i) neither such Obligor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves to the extent required by GAAP are being maintained with respect to such circumstances and (ii) no such compliance with laws and permits, obligation to obtain or renew permits or obligation to undertake any such investigation, study, sampling, testing, removal, remedial or other action shall be required hereunder to the extent no Material Adverse Effect could reasonably be expected to result from any failure to so comply, obtain, renew or undertake, either individually or in the aggregate.

          (d)  Maintenance of Insurance. Maintain, and cause each of its
               ------------------------
     Material Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance, including business interruption insurance with respect to each manufacturing plant, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses.

          (e)  Preservation of Corporate Existence, Etc. Subject to Section
               -----------------------------------------
     5.02(d) and (e), preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises; provided that:
                                                               --------

               (1)  BMLP may be dissolved; and

               (2) neither any Obligor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Obligor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor or such Subsidiary, as the case may be, and that the loss thereof will not have a Material Adverse Effect.

          (f)  Visitation Rights. At any reasonable time and as may be
               -----------------
     reasonably requested from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and any of its Subsidiaries (in the presence of an appropriate officer or representative of the relevant Obligor), and to discuss the affairs (including, but not limited to, the compliance by such Obligor and its Subsidiaries with all Environmental
     Laws), finances and accounts of such Obligor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Preparation of Environmental Reports. Upon either (i) the
               ------------------------------------
     acquisition of any real property by such Obligor or any of its Subsidiaries the purchase price of which exceeds $1,000,000 or (ii) the occurrence and during the continuance of a Default or Event of Default arising under
     Section 5.01(c), and in each case at the written request of the Administrative Agent, such Obligor shall provide to the Administrative Agent within a reasonable time after such acquisition or request, as the case may be, at the expense of such Obligor, an environmental site assessment report for the acquired property (in the case of an acquisition as described in clause (i)) or for any properties of such Obligor which are the subject of any such Default or Event of Default (in the case of an event as described in clause (ii)) prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties (provided that if such Obligor, in the
                                   --------
     exercise of its reasonable judgment, determines not to have such an environmental site assessment report prepared, such Obligor shall instead deliver to the Administrative Agent a copy of such Obligor's internal site assessment report relating to relevant property). Without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within a reasonable time following such request, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of such Obligor, such Obligor and each of its Subsidiaries hereby granting to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto its properties to undertake such an assessment.

          (h)  Keeping of Books. Keep, and cause each of its Material
               ----------------
     Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Obligor and each such Subsidiary in accordance with GAAP.

          (i)  Maintenance of Properties, Etc. Maintain and preserve, and cause
               -------------------------------
     each of its Material Subsidiaries to maintain and preserve, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (j)  Compliance with Terms of Leaseholds. Make all payments and
               -----------------------------------
     otherwise perform all obligations in respect of all leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except to the extent any such lease is no longer used or useful in the conduct of its business or which, in the exercise of the reasonable judgment of the relevant Obligor, is to be refinanced and except to the extent failure to comply with the foregoing would not have a Material Adverse Effect, and cause each of its Material Subsidiaries to do so.

          (k)  Performance and Compliance with Material Contracts. Perform and
               --------------------------------------------------
     observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

          (l)  Transactions with Affiliates. Conduct, and cause each of its
               ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to such Obligor or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate; provided that this Section 5.01(l) shall not be
                       --------
     applicable to:

                (i) transactions between such Obligor and wholly owned Subsidiaries of Terra or between wholly owned Subsidiaries of Terra unless otherwise prohibited by this Agreement;

                (ii) compensation paid for services rendered by any director or officer of such Obligor or any director or officer of a Subsidiary of such Obligor serving at the direction or request of such Obligor to the extent such compensation is determined in the good faith exercise of business judgment by the Board of Directors of such Obligor to be reasonable and appropriate to the functions of such office;

                (iii)  transactions under Intercompany Receivables Facilities;
          and

                (iv)   transactions under the Management Agreements.

          (m)  Further Assurances. (i) Promptly upon reasonable request by the
               ------------------
     Administrative Agent or any Lender through the Administrative Agent, correct, and cause each Subsidiary promptly to correct, any material defect or error that may be discovered in any Loan Document, which material defect or error is the result of any untrue statement of material fact under any Loan Document or the omission to state a material fact necessary to make the statements made therein not misleading, or in the execution, acknowledgment or recordation of any Loan Document, (ii) promptly upon reasonable request by the Collateral Agent, the Administrative Agent or any Lender through the Administrative Agent do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause any such Subsidiary promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Collateral Agent, the Administrative Agent or any Lender through the Administrative Agent may reasonably require from time to time in order to
     (A) subject to the Liens created by any of the Security Documents any of such Obligor's and its Subsidiaries' properties, rights or interests covered or now or hereafter intended to be covered by any of the Security Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Collateral Agent the rights granted or now or hereafter intended to be granted to it under any Security Document or under any other instrument executed in connection with any Security Document to which such Obligor, any other Obligor or any of their respective Subsidiaries is or may become a party, (iii) (1) in the event that the Company or any of its Subsidiaries (other than a Foreign Subsidiary) shall form or acquire any new Subsidiary (other than a Foreign Subsidiary), Terra will cause such new Subsidiary to (x) become a "Subsidiary Guarantor" hereunder and a "Grantor" under the Subsidiary Pledge and Security Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Collateral Agent, (y) cause such new Subsidiary to take such action (including, without limitation, delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property and, upon the request of the Administrative Agent, any material real estate of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and (z) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 3.01 on the Restatement Date or as the Administrative Agent shall have requested and (2) in the event that the Company or any of its Subsidiaries (other than any Foreign Subsidiary or any member of the Terra

     Canada Group shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder Terra shall take such action as shall be necessary to ensure that all of the stock or other ownership interests of such new Subsidiary are pledged to the Collateral Agent pursuant to the relevant Terra Capital Security Document, provided that in no event shall more than
                                      --------
     65% of the stock or other ownership interests of any such Subsidiary that is a Foreign Subsidiary be required to be pledged pursuant to this clause
     (m) and (iv) (1) in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary, the Borrower will cause such new Subsidiary to (x) become a "Subsidiary Guarantor" hereunder and a grantor under the Terra Canada Security Agreement pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Collateral Agent, (y) cause such new Subsidiary to take such action (including, without limitation, delivering such shares of stock and executing and delivering such Uniform Commercial Code financing statements or similar instruments) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property and, upon the request of the Administrative Agent, any material real estate of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and (z) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to
     Section 3.01 on the Restatement Date or as the Administrative Agent shall have requested and (2) in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary, hereunder the Borrower shall take such action as shall be necessary to ensure that all of the stock or other ownership interests of such new Subsidiary are pledged to the Collateral Agent pursuant to the Terra Canada Security Agreement.

          (n)  Ownership of the Obligors.  Take, and will cause each of its
               -------------------------
     Subsidiaries to take, such action from time to time as shall be necessary to ensure that:

               (i) Terra will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of Terra Capital Holdings;

               (ii) Terra Capital Holdings will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of the Company, and will own no other property (other than (x) cash, (y) other property incidental to its business as a holding company and (z) capital stock of, or other ownership interests in, Receivables Subsidiaries);

               (iii)  the Company will at all times own:

                         (1) beneficially and of record, all of the issued and
               outstanding capital stock (other than directors' qualifying shares) of TI, BMCH, TMC and TNC and

                         (2) no other property, other than:

                              (A)  cash and Permitted Investments,

                              (B)  Receivables of one or more of its
                         Subsidiaries transferred to it, and capital stock of, or other ownership interests in, Receivables Subsidiaries,

                              (C) Senior Preference Units purchased pursuant to the SPU Redemption, and capital stock of a wholly owned Subsidiary of the Company organized for the purpose of holding such Senior Preference Units,

                              (D) other property incidental to its business as a holding company,

                              (E) other property used solely in connection with its performance of services pursuant to the terms of the Management Agreements,

                              (F)  the TNLP Notes and

                              (G) other Investments permitted to be held by the Company pursuant to Section 5.02(f) (to the extent such Investments, in the case of those made under clauses
                         (iv), (v) and (vi) of said Section 5.02(f), are subject to the Lien of the Security Documents); and

               (iv) TNCLP will at all times own no property other than ownership interests of TNLP and its successors (other than cash, Senior Preference Units purchased pursuant to the SPU Redemption and other property incidental to its business as a holding company).

     In the event that any such additional shares of stock or other ownership interests shall be issued to an Obligor by any domestic Subsidiary or first tier Foreign Subsidiary thereof, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Documents the certificates (if any) evidencing such ownership interests accompanied by undated powers executed in blank and to take such other action as the Collateral Agent or the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Documents, provided that in no event shall such Obligor be required to pledge more
     --------
     than 65% of the stock or other ownership interests of any Foreign Subsidiary thereof. Without limiting the foregoing, neither TNCLP nor TNLP shall convert to a corporate form except pursuant to the SPU Redemption.

          (o)  Delivery of Management Agreements.  On or prior to the date of
               ---------------------------------
     execution of each Management Agreement, notify the Administrative Agent thereof (and the Administrative Agent shall notify the Lenders thereof promptly) and shall deliver to the Administrative Agent a certified copy thereof (each such Management Agreement to be in form and substance reasonably satisfactory to the Administrative Agent). Promptly following each amendment, waiver and consent relating to a Management Agreement (but subject to Section 5.02(p)), Terra shall give the Administrative Agent notice thereof (and the Administrative Agent shall notify the Lenders thereof promptly), and shall deliver to the Administrative Agent a certified or conformed copy of each such amendment, waiver and consent.

          (p)  Net Available Proceeds of Casualty Events.  Cause the Borrower
               -----------------------------------------
     and its Subsidiaries to invest in the Borrower's business all proceeds of casualty insurance, condemnation awards and other compensation (in any event not including proceeds of business interruption insurance) received by it in respect of Casualty Events (net of (A) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith, (B) contractually required repayments of Debt to the extent secured by a Lien on the property suffering such Casualty Event and any income and transfer taxes payable by the Borrower in respect of such Casualty Event).

          (q)  Post-Closing Covenants Relating to Registrations, Etc.  Cause the
               ------------------------------------------------------
     Borrower, within 30 days after the date hereof, to provide to the Administrative Agent such evidence of registrations, recordings and other filings as the Administrative Agent shall have requested in order to perfect the Liens created by the Terra Canada Security Documents and covering the Collateral described therein.

          (r)  Compliance with Canadian Plans, Etc.  Cause the Borrower and each
               ------------------------------------
     of the Borrower's Subsidiaries to comply with all laws relating or pertaining to Canadian Employee Benefit Plans (except to the extent that non-compliance with any thereof could not reasonably be expected to have a Material Adverse Effect).

          Section 5.02.  Negative Covenants. So long as any principal of or
                         ------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, Terra will not, and will not permit any of its Material Subsidiaries to:

          (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit
               -----------
     any of its Material Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code or other applicable personal property security legislation of any jurisdiction, a financing statement that names such Obligor or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding from the operation of the foregoing
                              ---------
     restrictions the following:

               (i) Liens created by the Terra Capital Security Documents to secure the "Secured Obligations" referred to therein;

               (ii)  Permitted Liens; Liens in favor of banks which arise under
          Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and proceeds thereof; and Liens in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of goods;

               (iii) Liens existing on the Restatement Date and described on
          Part I of Schedule 5.02(a)(iii);

               (iv) On or prior to September 25, 1999, Liens on cash (in an aggregate amount, for Terra and its Subsidiaries taken as a whole, not exceeding $15,000,000 at any time) to secure the Obligations in respect of letters of credit permitted under Section 5.02(b)(1)(iv) (provided that all such Liens permitted under this clause (iv) are
           --------
          released and discharged (to the satisfaction of the Administrative Agent) by not later than September 25, 1999);

               (v) Purchase money Liens upon or in property acquired or held by Terra or such Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt (including, without limitation, commercial letters of credit) incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (and not created in anticipation thereof), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (x) no such Lien shall extend to or cover any property
          --------
          other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and (y) the Debt secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by the Senior Financial Officer) of such property at the time it was acquired;

               (vi) Any Lien arising after the Restatement Date in favor of any state of the United States of America or any agency, political subdivision or instrumentality thereof, upon any pollution abatement or control facilities being financed in compliance with Section 103(c)(4)(F) of the Internal Revenue Code of 1986, as in effect on the date of this Agreement (or any successor statute which is similar in all substantive respects), the interest payable in respect of which financing is excluded from gross income under said Section 103, provided that (x)
          --------
          the Debt secured by such Lien is not prohibited by clause (b)(1) of this Section 5.02, and (y) such Lien does not cover any other property at any time owned by Terra or any Material Subsidiary;

               (vii) Liens on property that is the subject of a capital lease outstanding on the Restatement Date and set forth in Part II of
          Schedule 5.02(a)(iii) to secure the performance of the Capital Lease Obligations relating thereto;

               (viii) Liens upon property of a Person that becomes a Subsidiary of Terra after the Restatement Date, each of which Liens existed on such property before the time such Person became a Subsidiary of Terra and was not created in anticipation thereof; provided that no such
                                                       --------
          Lien shall extend to or cover any property of Terra or any of its Subsidiaries other than the property subject to such Liens at the time such Person became a Subsidiary of Terra and improvements thereon;

               (ix) Leases or subleases, and licenses or sublicenses, granted to third Persons not interfering in any material respect with the business of Terra or such Subsidiary, and registrations or notices made in respect thereof;

               (x) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Terra or such Subsidiary;

               (xi) Liens arising from financing statements (whether under the Uniform Commercial Code, the Ontario Personal Property Security Act or similar legislation) regarding operating leases permitted by this Agreement;

               (xii) Any interest or title of a lessor or sublessor or licensor under any lease or license permitted or not prohibited by this Agreement;

               (xiii) Additional Liens upon property created after March 31, 1998, provided that the aggregate Debt secured thereby and incurred on
                --------
          and after the Restatement Date shall not exceed $5,000,000 in the aggregate at any one time outstanding;

               (xiv) Liens on property constituting all or part of the Ammonia Loop incurred in connection with the construction thereof (which Liens shall be terminated upon the completion thereof or as soon thereafter as reasonably practicable);

               (xv) The replacement, extension or renewal of any Lien permitted by clauses (iii), (viii), (xiii) and (xiv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount or change in any direct or contingent obligor) of the Debt secured thereby;

               (xvi) Liens under the Terra Canada Security Documents to secure the obligations hereunder and under the other Loan Documents;

               (xvii) Liens on property of Terra U.K. to secure the Terra U.K. Term Loan;

               (xviii) Liens securing obligations of the Company and its Subsidiaries under Hedge Agreements in respect of nitrogen and natural gas prices permitted by Section 5.02(c); and

               (xix) Liens on property of Terra and its Subsidiaries (other than (1) property subject to the Liens under the Security Documents and (2) property subject to any Liens securing Debt of Terra or such Subsidiaries) in favor of Terra or any of its Subsidiaries to secure Debt owing to Terra or any of its Subsidiaries.

          (b)  Debt.
               ----

          (1)  Generally.  Create, incur, assume or suffer to exist, or permit
               ---------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)   Debt under the Loan Documents;

               (ii) Debt in respect of Hedge Agreements permitted by Section 5.02(c);

               (iii) Debt in respect of unsecured trade payables (and Obligations in respect of letters of credit supporting such trade payables);

               (iv) Debt (including, without limitation, Obligations in respect of letters of credit) not secured by any Lien (other than Liens permitted by Section 5.02(a)(iv)), so long as, on the date of the incurrence thereof, the aggregate principal amount (or the U.S. Dollar equivalent of the aggregate principal amount) of all Debt of Terra and its Subsidiaries on a Consolidated basis (as reasonably determined by the Senior Financial Officer on and as of the date of such incurrence) then outstanding under this clause (iv) (including, without limitation, the Debt proposed to be incurred on such date) does not exceed $10,000,000;

               (v) Obligations of the Company and its Subsidiaries under the Intercompany Receivables Facilities;

               (vi) Debt securities of Terra issued in a public offering pursuant to an effective registration statement the terms of which (including, without limitation, as to interest rates, amortization (provided that in any event no payments of principal, redemptions,
          ---------
          sinking fund payments or the like shall be scheduled to be made before the date on which the Advances are to mature), redemption, average life to maturity, covenants, events of default and other terms) are reasonably satisfactory to the Required Lenders;

               (vii) Debt outstanding (or committed to be made available) as at the Restatement Date and set forth on Schedule 4.01(y);

               (viii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (ix)   Intercompany Debt permitted under Section 5.02(b)(2);

               (x) Debt secured by Liens permitted under Section 5.02(a)(v); purchase money Debt secured by Liens permitted under 5.02(a)(viii); and Debt in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding secured by Liens permitted under Section 5.02(a)(xiii);

               (xi) Acquired Debt in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding;

               (xii) 1995 Terra Debt (and Debt of Terra evidenced by instruments issued in exchange for such Debt), and renewals, refinancings and replacements thereof (without increase in the principal amount or change in any direct or contingent obligor, and on such other terms and conditions as shall be no less favorable to Terra and its Subsidiaries than the Debt being so renewed, refinanced or replaced);

               (xiii) renewals, refinancings and replacements of the Debt permitted under clauses (vi), (vii), (x) and (xi) above and clause
          (xv) below (without increase in the principal amount or change in any direct or contingent obligor and not including any Debt to be paid or prepaid with the proceeds of Advances);

               (xiv) Debt of Terra to former shareholders of Huntting Elevator Company in an aggregate principal amount not exceeding $7,000,000;

               (xv) Debt of the Company under the Terra Capital Credit Facility, and Guarantees thereof by Terra and one or more of its Subsidiaries;

               (xvi) Guarantees by Terra U.K. of Terra U.K. Customer Debt; provided that:
          --------

                    (A) the aggregate principal amount of such Debt so Guaranteed by Terra U.K. with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra U.K. Customer Debt of such customer outstanding at such time; and

                    (B) the aggregate principal amount of Terra U.K. Customer Debt Guaranteed by Terra U.K. at any time during any fiscal year of Terra U.K. shall not exceed (x) (Pounds)15,000,000 minus (y)
                                                                     -----
               the aggregate amount of payments made by Terra U.K. under all such Guarantees during such fiscal year;

               (xvii) unsecured Debt of Terra U.K. in an aggregate principal amount not at any time exceeding (Pounds)2,000,000;

               (xviii) unsecured Debt of the Borrower in an aggregate principal amount not at any time exceeding $2,000,000 (or its equivalent in Canadian Dollars at the time of the borrowing thereof); and

               (xix)   Debt of Terra and its Subsidiaries ("Special Refinancing
                                                           -------------------
          Debt"), provided that:
          ----

                    (I) such Special Refinancing Debt refinances or replaces Debt outstanding under clause (vi), (vii) or (xv) of this Section 5.02(b)(1) ("Refinanceable Debt") within 45 days after the incurrence of such Special Refinancing Debt;

                    (II) the proceeds of such Special Refinancing Debt are used, among other things, to refinance or replace Refinanceable Debt, to pay call premiums (if any) on the Refinanceable Debt so refinanced or replaced and reasonable fees and expenses incurred by Terra and its Subsidiaries in connection therewith;

                    (III) the aggregate principal amount of outstanding Special Refinancing Debt does not exceed the aggregate principal amount of Refinanceable Debt so refinanced or replaced plus $16,500,000; and

                    (IV) until the proceeds of such Special Refinancing Debt are applied to the outstanding principal amount of Refinanceable Debt, such proceeds are held in an account pursuant to escrow or similar arrangements in form and substance satisfactory to the Administrative Agent; and

               (xx) Guarantees incurred by TI prior to the Restatement Date; provided that the aggregate outstanding principal amount of Terra
          --------
          Customer Debt Guaranteed by TI at any time during any fiscal year of
          TI shall not exceed $2,600,000 plus the Indemnified Amount then in
                                         ----
          effect.  For purposes of this Section 5.02(b)(1)(xx) "Indemnified
          Amount" at any time means the lesser of (A) the aggregate outstanding principal amount of Terra Customer Debt Guaranteed by TI as to which Cenex shall have agreed to indemnify TI and (B) $7,400,000.

          (2)  Intercompany Debt.  Create, incur, assume or suffer to exist, or
               -----------------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Intercompany Debt other than:

               (i) Intercompany Debt outstanding on the Restatement Date (other than Debt of TNLP);

               (ii) Intercompany Debt of TNLP to the Company evidenced by promissory notes payable to the Company (such notes collectively the "TNLP Notes"), provided that (i) such Debt is used solely to finance
          -----------    --------
          the ongoing working capital needs of TNLP, to finance Capital Expenditures by TNLP permitted to be made under 5.02(h) and to finance Investments by TNLP permitted to be made by Section 5.02(f)(xiv) and
          (ii) such Debt is secured by a first and prior perfected security interest in favor of the Company covering property of TNLP having an aggregate fair market value not at any time less than the aggregate principal amount of the TNLP Notes outstanding at such time;

               (iii) additional Intercompany Debt of any wholly owned Subsidiary of Terra (other than Debt of TNLP, Terra Canada and Terra U.K.);

               (iv) additional Intercompany Debt of Terra Canada and Terra U.K. in an aggregate principal amount not at any time exceeding $75,000,000;

               (v) additional Intercompany Debt of members of the Terra Canada Group the proceeds of which are used solely to repay the Advances (together with accrued interest and fees thereon) hereunder;

               (vi) Debt of Terra U.K. to Terra U.K. Holdings in an aggregate principal amount not exceeding $175,000,000 and outstanding on the Restatement Date (the "Terra U.K. Term Loan"), provided that any
                                 --------------------    --------
          portion of the Terra U.K. Term Loan that is prepaid or repaid and subsequently reborrowed shall not be permitted by this clause (v);

               (vii) additional Intercompany Debt of any Subsidiary of TNLP to TNLP in an aggregate principal amount not exceeding $500,000; and

               (viii)  additional Intercompany Debt.

          (c)  Hedge Agreements.  Enter into or permit to be outstanding, or
               ----------------
     permit any of its Subsidiaries to enter into or permit to be outstanding, any Hedge Agreement other than:

               (1) Hedge Agreements entered into prior to the Restatement Date in respect of interest rates, foreign exchange rates or natural gas prices and identified on Schedule 5.02(c);

               (2)  the Ammonium Nitrate Hedging Agreement; and

               (4) other Hedge Agreements entered into in the ordinary course of business and in a reasonably prudent manner and not for speculative purposes, in each case in order to protect against the fluctuation in interest rates, foreign exchange rates, natural gas prices or nitrogen prices.

          (d)  Mergers, Etc.  Merge or consolidate with or into, or enter into
               -------------
     any transaction of amalgamation with, any Person, or permit any of its Material Subsidiaries to do so, except that:

               (i) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving
          ---------
          corporation) or any other wholly owned Subsidiary of the Company and
          (y) the Company or any of its Subsidiaries may merge or consolidate with any other Person; provided that (1) in the case of a merger or
                                 --------
          consolidation of the Company, the Company is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Subsidiary of the Company; and

               (ii) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, (x) any Outside Subsidiary may be merged or consolidated with or into Terra (provided that Terra
                                                            --------
          shall be the continuing or surviving corporation) or any other wholly owned Outside Subsidiary of Terra and (y) Terra or any of its Outside Subsidiaries may merge or consolidate with any other Person (other than Terra Capital Holdings or any of its Subsidiaries); provided that
                                                                   --------
          (1) in the case of a merger or consolidation of Terra, Terra is the continuing or surviving corporation, and (2) in any other case, the continuing or surviving corporation is a wholly owned Outside Subsidiary of Terra.

     Notwithstanding anything in this Section 5.02(d) to the contrary, the Borrower shall not enter into any transaction of amalgamation with, or merge or consolidate with or into, any Person unless (x) (1) the Borrower shall be the continuing or surviving corporation or (2) the continuing or surviving corporation has assumed, pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and each Lender and (y) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (e)  Sales, Etc., of Assets.  Sell, lease, transfer or otherwise
               ----------------------
     dispose of (including, without limitation, in a sale-leaseback transaction), or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including, without limitation, in a sale-leaseback transaction), any of its assets, including (without limitation) any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, except:

               (i) sales of inventory and Permitted Investments in the ordinary course of its business;

               (ii) sales or other dispositions of obsolete or worn-out equipment no longer used or useful in its business;

               (iii) dispositions of assets by one member of the Specified Group to another member of the Specified Group (where "Specified
                                                                 ---------
          Group" means, collectively, the Company and each of its wholly owned
          -----
          Subsidiaries);

               (iv) (W) to the extent not permitted pursuant to clause (iii) above, dispositions of assets by one Obligor to another and by an Obligor to one of its or any other Obligor's wholly owned Subsidiaries, (X) other Dispositions with the consent of the Required Lenders, (Y) other Dispositions (and other sales, assignments, transfers or other dispositions of property sold or disposed of in the ordinary course of business and on ordinary business terms and other sales, assignments, transfers or other dispositions of items no longer necessary in the business of Terra or any of its Subsidiaries) in an aggregate amount not to exceed $5,000,000 in any period of 12 consecutive months (beginning after the Restatement Date) and (Z) dispositions of precious metals for recovery from spent catalysts and repurchases thereof for catalytic purposes; provided that, in the case
                                                      --------
          of all Dispositions under this clause (iv) (A) each such asset is sold for an amount not less than its fair market value and (B) no such asset may be sold to the extent that it is, individually or when considered with any other asset or assets sold or expected to be sold in such period (but taking into account property acquired in exchange for, or to be acquired substantially contemporaneously with the disposition of, the assets so sold or expected to be sold), material to the business, assets, operations, properties or financial condition of Terra and its Subsidiaries taken as a whole, and to the extent the assets subject to the Disposition constituted part of the Collateral, all other cash and non-cash proceeds of such Disposition become subject to the Lien created by the Security Documents in accordance with the terms thereof;

               (v) nothing in this Section 5.02(e) shall prohibit the Company or any of its Subsidiaries from selling Receivables under any Intercompany Receivables Facility;

               (vi) transfers of assets by Terra or one of the Outside Subsidiaries, directly or indirectly, to a wholly owned Subsidiary of Terra (a "Recipient") so long as the consideration paid by such
                    ---------
          Recipient (if any) for all such assets does not exceed the fair market value of such property;

               (vii) (A) transfers of assets by Terra or one of its wholly owned Subsidiaries to TNCLP or a Subsidiary thereof so long as the consideration paid to Terra and its wholly owned Subsidiaries for all such assets is not less than the fair market value of such property; and (B) transfers of assets by TNCLP or a Subsidiary thereof to Terra or one of its wholly owned Subsidiaries so long as the consideration paid by Terra and its wholly owned Subsidiaries for all such assets does not exceed the fair market value of such property;

               (viii) dividends with respect to the capital stock of Terra U.K. for any fiscal year of the Borrower in an aggregate amount not exceeding the aggregate amount required to be paid by the Borrower to ICI pursuant to the terms of the Ammonium Nitrate Hedging Agreement for such fiscal year;

               (ix) the sale of the Distribution Business by Terra pursuant to the Distribution Business Sale Agreement (including, without limitation, the sale, assignment, transfer or disposition to one or more third parties of any property excluded from the sale of the Distribution Business pursuant to Section 4.1.13.3 of the Distribution Business Sale Agreement) and the sale by BMLP of all or any portion of its ownership interests in its methanol plant located in Beaumont, Texas; and

               (x) additional dividends, sales, leases, transfers and other dispositions of property by the Borrower and its Subsidiaries (other than (1) property subject to the Liens under the Security Documents and (2) property subject to any Liens securing Debt of the Borrower or such Subsidiary) to Terra or any of its Subsidiaries.

          (f)  Investments.  Make or hold, or permit any of its Subsidiaries to
               -----------
     make or hold, any Investment, other than:

               (i) Investments by Terra and its Subsidiaries in cash and Permitted Investments;

               (ii) Investments constituting (A) operating deposit accounts with banks and (B) Receivables arising in the ordinary course of business on ordinary business terms, in each case in accordance with, and subject to the terms of, the Security Documents;

               (iii)  Investments described in Schedule 5.02(f);

               (iv) Investments arising solely by reason of any merger or consolidation expressly permitted by Section 5.02(d)(i)(x) or 5.02(d)(ii)(x);

               (v) Specified Acquisitions to the extent permitted to be made under Section 5.02(h);

               (vi) Investments consisting of acquisitions of property (including, without limitation, ownership interests in any Person) by Terra or any of its Subsidiaries so long as (x) the aggregate fair market value of all such property acquired in any fiscal year of Terra shall not exceed $50,000,000, and (y) the consideration paid by Terra and its Subsidiaries for each such acquisition consists solely of equity securities issued by Terra;

               (vii)  Investments in respect of Hedge Agreements permitted by
          Section 5.02(c);

               (viii) Investments made pursuant to Terra's Supplemental Deferred Compensation Plan, and its Excess Benefit Plan, each as in effect from time to time;

               (ix) Investments by Terra and its Subsidiaries consisting of the purchase, redemption or other acquisition of Senior Preference Units pursuant to the SPU Redemption, provided that the aggregate
                                                --------
          amount of all such Investments under this clause (ix) for any fiscal year of Terra plus the aggregate amount of Capital Expenditures and
                        ----
          Specified Acquisitions by Terra and its Subsidiaries during such fiscal year does not exceed (i) $80,000,000 for the fiscal year of Terra ending December 31, 1999 and (ii) $35,000,000 for each fiscal year of Terra ending thereafter;

               (x) Debt (including Guarantees of Debt) constituting Investments, to the extent such Debt is permitted under Section 5.02(b);

               (xi)   capital contributions to Receivables Subsidiaries;

               (xii) Investments in respect of the purchase of the BMLP Class A Limited Partnership Interest as required under Section 3.01(p);

               (xiii) Investments by one member of the Specified Group in another member of the Specified Group (other than members of the Terra Canada Group);

               (xiv) Investments by TNLP in any Subsidiary or Affiliate of TNLP in an aggregate amount not exceeding at any one time $500,000;

               (xv) Investments by Terra or Terra Capital Holdings in the Company; and

               (xvi) additional Investments by the Borrower and its Subsidiaries in Terra or any of its Subsidiaries.

          (g)  Payments to Minority Interests.  Pay or cause to be paid, or
               ------------------------------
     permit any of its Subsidiaries to pay or cause to be paid, to any holder of a minority interest any amount with respect to such minority interest in excess of the amount to which such holder is legally entitled, unless Terra or such Subsidiary simultaneously receives payment in an amount equal to or greater than its ratable share of the amount of the related distribution (determined in accordance with the respective interests then held by Terra and such Subsidiary, on the one hand, and such holder, on the other), provided that the SPU Redemption and payments pursuant to the purchase of
     --------
     the BMLP Class A Limited Partnership Interest as required under Section 3.01(p) (and any payments related thereto after the Restatement Date) will not constitute a breach of this Section 5.02(g).

          (h)  Restricted Transactions, Etc.  Make any Capital Expenditures or
               -----------------------------
     Specified Acquisitions, except for Capital Expenditures and Specified Acquisitions such that the aggregate amount of all Investments permitted under Section 5.02(f) (ix) for any fiscal year of Terra plus the aggregate
                                                             ----
     amount of Capital Expenditures and Specified Acquisitions by Terra and its Subsidiaries during such fiscal year does not exceed (i) $80,000,000 for the fiscal year of Terra ending December 31, 1999 and (ii) $35,000,000 for each fiscal year of Terra ending thereafter.

          (i)  Change in Nature of Business.  Make, or permit any of its
               ----------------------------
     Material Subsidiaries to make, any material change in the nature of the business of Terra and its Subsidiaries taken as a whole as carried on at the Restatement Date, provided that the sale by Terra of the Distribution
                           --------
     Business as contemplated in the Distribution Business Sale Agreement, the sale by Terra of all of its ownership interests in BMLP or the sale by BMLP of all of its ownership interests in its methanol plant located in Beaumont, Texas shall not constitute a breach of this Section 5.02(i).

          (j)  Charter Amendments.  Amend, or permit any of its Material
               ------------------
     Subsidiaries to amend, its articles of incorporation or bylaws, or amend any partnership agreement to which it or any of its Subsidiaries is a party (except for amendments to authorize the issuance of preferred or common stock), in each case to the extent any such amendment could reasonably be expected to have a Material Adverse Effect.

          (k)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles in effect in the United States; provided that in the
                                                           --------
     event of any change in generally accepted accounting principles from the date of the financial statements referred to in Section 4.01(f) and upon delivery of any financial statement and accompanying certificate of compliance required to be furnished under subsections (b) and (c) of
     Section 5.03, Terra shall deliver to the Lenders a statement of reconciliation conforming any information contained in such financial statement and a certificate of compliance required to be furnished pursuant to subsections (b) and (c) of Section 5.03 with GAAP (it being understood that compliance with financial covenants herein shall be measured and determined on the basis of GAAP).

          (l)  Amendment of Ammonium Nitrate Hedging Agreement.  Consent to or
               ------------------------------------------------
     accept any cancellation or termination of the Ammonium Nitrate Hedging Agreement, amend, modify or change in any manner any material term or condition thereof, waive any default under or any breach of any material term or condition thereof, agree in any manner to any other amendment, modification or change of any material term or condition thereof, in each case without the prior consent of the Lenders.

          (m)  Certain Obligations Respecting Subsidiaries.  Enter into, or
               -------------------------------------------
     permit any of its Subsidiaries (other than a Receivables Subsidiary) to enter into, after the Restatement Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends or the making of loans or advances to or Investments in or the sale, assignment, transfer or other disposition of property to Terra or any Subsidiary thereof (other than a Receivable Subsidiary); provided that:
                                                              --------

                 (1) the Terra U.K. Term Loan Agreement (or any agreement which refinances part or all of the Terra U.K. Term Loan Agreement) may restrict such actions by Terra U.K. and its Subsidiaries; and

                 (2) this Agreement and the other Loan Documents may restrict such actions by the Borrower and its Subsidiaries.

          (n)  Subordinated Indebtedness.  Purchase, redeem, retire or otherwise
               -------------------------
     acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness (other than Intercompany Debt) (and such Obligor will not permit any of its Subsidiaries to do any of the foregoing), in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, or amend the documentation creating or evidencing such Subordinated Indebtedness.

          (o)  Transactions with Affiliates. Except to the extent otherwise
               ----------------------------
     expressly permitted hereunder, enter into any transaction with any Affiliate on terms less favorable than would pertain in a transaction entered into with a third party on an arm's-length basis.

          (p)  Amendments to Management Agreements. Without the consent of the
               -----------------------------------
     Administrative Agent, amend, modify or change in any material respect the terms or conditions of any Management Agreement.

          (q)  Margin Stock. Permit more than 25%, after applying the proceeds
               ------------
     of each Advance, of the value of the assets of the Borrower and of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower) that are subject to Section 5.02(a) or Section 5.02(e) to consist of or be represented by Margin Stock.

          (r)  Dividend Payments. On any Restricted Payment Date, make or
               -----------------
     declare any dividend payment (in cash, property or obligations) on, or other payment or distribution on account of, or set apart money for a sinking or other analogous fund for, or purchase, redeem, retire or otherwise acquire, any shares of any class of stock of Terra or any warrants, options or other rights to acquire the same (or make any payment to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Terra, other than any such payment made in the ordinary course of business of such Person in connection with an executive compensation plan approved by the Board of Directors of such Person), but excluding dividends payable solely in shares of common stock of Terra. For purposes of this Section 5.02(r) "Restricted Payment Date" means a date as of which the Debt to Cash Flow Ratio for the most recently concluded Rolling Period is greater than or equal to 5.50 to 1.00.

          (s)  Canadian Employee Benefit Plan Compliance. Permit the Borrower
               -----------------------------------------
     or any of the Borrower's Subsidiaries:

                (i) to terminate any Canadian Employee Benefit Plan in a manner, or take any other action with respect to any Canadian Employee Benefit Plan, which could reasonably be expected to have a Material Adverse Effect;

                (ii) to fail to make full payment when due of all amounts which, under the provisions of any Canadian Employee Benefit Plan, any agreement relating thereto or any applicable law, the Borrower or a Subsidiary of the Borrower is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have Material Adverse Effect;

                (iii) to permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Canadian Employee Benefit Plan in an amount which could reasonably be expected to have a Material Adverse Effect;

                (iv) to allow the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with generally accepted accounting principles in Canada and with Canadian actuarial standards) under all Canadian Employee Benefit Plans in the aggregate to exceed the current value of the assets of all such Canadian Employee Benefit Plans in the aggregate that are allocable to such benefit liabilities, in each case only to the extent such liabilities and assets relate to benefits to be paid to employees of the Borrower or its Subsidiaries, by an amount that could reasonably be expected to have a Material Adverse Effect.

          Section 5.03.  Reporting Requirements. So long as any principal of or
                         ----------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid:

          (a)  Default Notice. Each Obligor will furnish to the Administrative
               --------------
     Agent, as soon as possible and in any event within five Business Days after such Obligor knows or has reason to believe that a Default or Event of Default has occurred (which Default or Event of Default is continuing on the date of the following statement), a statement of the Senior Financial Officer setting forth details of such Default or Event of Default and the action that such Obligor has taken and proposes to take with respect thereto.

          (b)  Quarterly Financials. As soon as available and in any event
               --------------------
     within 60 days after the end of each of the first three quarters of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender, a Consolidated balance sheet of Terra and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of Terra and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year in reasonable detail and duly certified (subject to year-end audit adjustments) by the Senior Financial Officer as having been prepared in accordance with GAAP, together with (i) a certificate of said officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra has taken and proposes to take with respect thereto, (B) stating that since December 31, 1998, there has been no Material Adverse Change with respect to Terra and
     (C) providing a comparison between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant Section 5.03(l) of the 1995 Terra Capital Credit Agreement or Section 5.03(l) and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by Terra in determining compliance with the covenants contained in Section 5.04.

          As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower will furnish to the Administrative Agent, with sufficient copies for each Lender, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year in reasonable detail and duly certified (subject to year-end audit adjustments) by the Senior Financial Officer as having been prepared in accordance with GAAP and attaching a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Section 5.04.

          (c)  Annual Financials. As soon as available and in any event within
               -----------------
     110 days after the end of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender, a copy of the annual audit report for such year for Terra and its Subsidiaries, including therein a Consolidated balance sheet of Terra and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of Terra and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year accompanied by an unqualified opinion of Deloitte & Touche or other independent public accountants of nationally recognized standing stating that, except as expressly disclosed therein, said Consolidated financial statements present fairly, in all material respects, the Consolidated financial position and results of operations of Terra and its Consolidated Subsidiaries as of the last day of, and for, such fiscal year, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of Terra and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof (it being understood that said accountants shall have no liability to the Administrative Agent, the Lenders for failure to obtain knowledge of any Default or Event of Default), (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section
     5.04 and (iii) a certificate of the Senior Financial Officer (A) stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that Terra has taken and proposes to take with respect thereto, (B) stating that since December 31, 1998, there has been no Material Adverse Change with respect to Terra and (C) providing a comparison between the financial position and results of operations set forth in such financial statements with the comparable information set forth in the financial projections and budget most recently delivered pursuant to
     Section 5.03(l) of the 1995 Terra Capital Credit Agreement or Section 5.03(l).

          As soon as available and in any event within 110 days after the end of each fiscal year of the Borrower, the Borrower will furnish to the Administrative Agent, with sufficient copies for each Lender, a copy of the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year in reasonable detail and duly certified by the Senior Financial Officer as having been prepared in accordance with GAAP, accompanied by a schedule prepared by Deloitte & Touche or other independent public accountants of nationally recognized standing in form satisfactory to the Administrative Agent setting forth the computations used by such accountants in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 5.04.

          (d)  ERISA Events. Promptly and in any event within 10 Business Days
               ------------
     after any Obligor knows or has reason to know that any ERISA Event (including, for this purpose, a reportable event listed in Section 4043(c)(7) of ERISA) with respect to any Obligor or any of its ERISA Affiliates has occurred, Terra will furnish to the Administrative Agent a statement of the Senior Financial Officer describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto.

          (e)  Plan Terminations. Promptly and in any event within 10 Business
               -----------------
     Days after receipt thereof by any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Administrative Agent copies of each notice from the PBGC stating its intention to terminate any Plan of any Obligor or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

          (f)  Plan Annual Reports. Promptly and in any event within 30 days
               -------------------
     after the filing thereof with the Internal Revenue Service, each Obligor will furnish to the Administrative Agent copies of such Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of each Obligor or any of its ERISA Affiliates that is then being maintained for employees or former employees of such Person.

          (g)  Multiemployer Plan Notices. Promptly and in any event within
               --------------------------
     five Business Days after receipt thereof by any Obligor or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates, such Obligor will furnish to the Administrative Agent copies of each notice concerning (i) the imposition of withdrawal liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that is reasonably expected to be incurred, by such Obligor or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

          (h)  Litigation. Promptly after the commencement thereof, Terra will
               ----------
     furnish to the Administrative Agent notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Obligor or any of its Subsidiaries of the type described in Section 4.01(h).

          (i)  Environmental Conditions. Promptly after receiving notice
               ------------------------
     thereof, Terra will furnish to the Administrative Agent notice of any condition or occurrence on any property of any Obligor that results in a material noncompliance by any Obligor or any of its Subsidiaries with any Environmental Law or Environmental Permit which noncompliance could reasonably be expected to have a Material Adverse Effect, or could (i) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have Material Adverse Effect.

          (j)  Public Filings. Terra shall, promptly upon their becoming
               --------------
     available, deliver to the Administrative Agent and each Lender copies of all registration statements and regular periodic reports, if any, that Terra, the Company or TNCLP shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

          (k)  Shareholder Reports, Etc. Terra shall deliver to the
               -------------------------
     Administrative Agent and each Lender promptly upon the mailing thereof to the shareholders of Terra or TNCLP generally or to holders of Subordinated Indebtedness or 1995 Terra Debt generally, copies of all financial statements and proxy statements so mailed.

          (l)  Financial Projections and Budget. As soon as available and in
               --------------------------------
     any event within 110 days after the first day of each fiscal year of Terra, Terra will furnish to the Administrative Agent, with sufficient copies for each Lender, financial projections and a budget for such fiscal year and each subsequent fiscal year of Terra to and including the fiscal year in which the Advances are to mature, in each case in form and detail similar to the financial projections and budget delivered under Section 5.03(l) of the 1995 Terra Capital Credit Agreement.

          (m)  Other Information. Each Obligor shall furnish to the Lenders
               -----------------
     through the Administrative Agent such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor or any of its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

          (n)  Canadian Employee Benefit Plans. The Borrower shall provide to
               -------------------------------
     the Administrative Agent (with sufficient copies for each Lender) copies of each material report (including applicable schedules) with respect to each Canadian Employee Benefit Plan or any trust created thereunder as the Administrative Agent (or any Lender, through the Administrative Agent) may reasonably request.

          Section 5.04.  Financial Covenants. So long as any principal of or
                         -------------------
interest on any Advance or any other amount payable under this Agreement shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, Terra will:

          (a)  Debt to Cash Flow Ratio. Maintain the Debt to Cash Flow Ratio at
               -----------------------
     not more than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:

                         Each
                    Rolling Period
                       Ending In                  Ratio
                    --------------                -----
                    June, 1999                6.30 to 1.00
                    September, 1999           8.80 to 1.00
                    December, 1999            9.20 to 1.00
                    March, 2000               9.50 to 1.00
                    June, 2000                7.50 to 1.00
                    September, 2000           7.00 to 1.00
                    December, 2000            6.50 to 1.00
                    March, June, September
                     and December of
                     fiscal year 2001         6.00 to 1.00
                    March, June, September
                     and December of
                     fiscal year 2002         4.50 to 1.00

          (b)  Interest Coverage Ratio. Maintain the Interest Coverage Ratio at
               -----------------------
     not less than the ratio set forth below for each Rolling Period ending in the respective periods set forth below:

                         Each
                    Rolling Period
                       Ending In                  Ratio
                    --------------                -----

                    June, 1999                1.00 to 1.00
                    September, 1999           1.00 to 1.00
                    December, 1999            1.10 to 1.00
                    March, 2000               1.10 to 1.00
                    June, 2000                1.40 to 1.00
                    September, 2000           1.40 to 1.00
                    December, 2000            1.40 to 1.00
                    March, 2001               1.40 to 1.00
                    June, 2001                2.00 to 1.00
                    September, 2001           2.00 to 1.00
                    December, 2001            2.00 to 1.00
                    March, June, September
                     and December of
                     fiscal year 2002         2.50 to 1.00

                                  ARTICLE VI

                               EVENTS OF DEFAULT

          Section 6.01.  Events of Default. If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) the Borrower (i) shall fail to pay when due any principal of any Advance made to it or (ii) shall fail for three Business Days to pay when due any interest on any Advance made to it or any other amount payable by it under any Loan Document; or

          (b) any representation or warranty made by any Obligor (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Obligor shall fail to perform or observe any term, covenant or agreement contained in clause (n) of Section 5.01, or clause (a), (b),
     (c), (d), (e), (g), (i), (q) or (r) of Section 5.02, or clause (a), (e) or
     (i) of Section 5.03, or Section 5.04; or

          (d) Terra shall fail to pay and perform its obligations under the Loan Purchase Agreement; or

          (e) any Obligor shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for a period of 30 days; or

          (f) any Obligor or any of its Material Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders (or an agent or trustee on its or their behalf) thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (g) any Obligor or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Obligor or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or any similar relief in under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, trustee, liquidator, provisional liquidator, administrator, custodian, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Obligor or any of its Material Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth above in this subsection (g); or

          (h) any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Obligor or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; or

          (i) any non-monetary judgment or order shall be rendered against any Obligor or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

          (j) any Security Document shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien (subject only to Permitted Liens) on the Collateral purported to be covered thereby; or

          (k) any ERISA Event shall have occurred with respect to a Plan of any Obligor or any of its ERISA Affiliates and the amount (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Obligors and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and their ERISA Affiliates related to such ERISA Event) could reasonably be expected to have a Material Adverse Effect; provided that with respect to any Multiple
                              --------
     Employer Plan, such Insufficiency shall include only the portion thereof attributable to such Obligor or its ERISA Affiliates; or

          (l) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that it has incurred withdrawal liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and their ERISA Affiliates as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect; or

          (m) any Obligor or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Obligor or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Obligors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that could reasonably be expected to have a Material Adverse Effect; or

          (n) there shall have been asserted against Terra or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to Terra or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by Terra or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons); or

          (o) TI ceases to own directly all of the issued and outstanding shares of voting capital stock of the Borrower; or

          (p) any license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any of its Subsidiaries to comply with any of its obligations under this Agreement or any other Loan Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the opinion of the Required Lenders (acting reasonably), to the interests of the Lenders hereunder; or the Government of Canada, or any agency or political subdivision thereof, shall promulgate or declare effective any law, rule or regulation that, in the opinion of the Required Lenders, could have a Material Adverse Effect; or

          (q) there shall have been asserted against the Borrower or any of its Subsidiaries any claims or liabilities in respect of any Canadian Employee Benefit Plans that, in the reasonable good faith judgment of the Required Lenders, could reasonably be likely to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry
                        --------
of an order for relief with respect to any Obligor or any of its Subsidiaries under the Federal Bankruptcy Code, or any Event of Default under paragraph (f) above with respect to the Borrower shall occur, the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

          Section 7.01.  Authorization and Action. Each Lender hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Basic Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Basic Documents, including, without limitation, enforcement or collection of the Notes, the Administrative Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided that the Administrative Agent shall not be required to take any action
--------
that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or Terra pursuant to the terms of this Agreement. The parties hereto acknowledge and agree that neither Bank of America National Trust and Savings Association nor The Bank of Nova Scotia shall have any rights or obligations in their respective capacities as Syndication Agents hereunder. No party designated on the signature pages hereof as a "Syndication Agent" shall have any liability or responsibility whatsoever hereunder in such capacity.

          Each Lender:

          (1) hereby authorizes the Administrative Agent to execute and deliver the documents referred to in clauses (d) and (s) of Section 3.01, and each Lender agrees that it is bound by the Security Documents as if such Lender were a signatory thereto;

          (2) hereby authorizes the Administrative Agent to execute and deliver a Confirmation of Loan Purchase Agreement in substantially the form of Exhibit E, and each Lender agrees that it is bound by the Loan Purchase Agreement as if such Lender were a signatory thereto; and

          (3) hereby authorizes the Collateral Agent to execute and deliver the documents referred to in clauses (d) and (s) of Section 3.01.

          Section 7.02.  Administrative Agent's Reliance, Etc. Neither the
                         -------------------------------------
Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Basic Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Basic Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03.  Citibank and Affiliates. With respect to the Advances
                         -----------------------
made by it and the Note issued to it, Citibank shall have the same rights and powers under the Basic Documents as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of any Obligor or any such Subsidiary or Affiliate, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

          Section 7.04.  Lender Credit Decision. Each Lender acknowledges that
          -------        ----------------------
it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05.  Indemnification. The Lenders agree to indemnify the
                         ---------------
Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of the Basic Documents or any action taken or omitted by any of them under the Basic Documents; provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse (x) the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 9.04 of this Agreement and (y) the Collateral Agent under the Terra Capital Security Documents, in each case to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrower.

          Section 7.06.  Collateral Duties.
                         -----------------

          (a) Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Lenders proportionately in accordance with the Obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          (b) Except as expressly provided herein, the Administrative Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Administrative Agent shall incur no liability as a result of any private sale of the Collateral.

          (c) The Lenders hereby consent, and agree upon written request by the Collateral Agent or the Administrative Agent to execute and deliver such instruments and other documents as the Collateral Agent or Administrative Agent may deem desirable to confirm such consent, to the release of the Liens on any of the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof in accordance with the Basic Documents.

          (d) The parties hereto acknowledge that each of the Collateral Agent and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or the Administrative Agent, as the case may be, accords its own property, it being understood that none of the Collateral Agent, the Administrative Agent or any Lender shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent, Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          Section 7.07.  Successor Administrative Agent. The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld) a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the Administrative Agent, as the case may be, then the retiring Administrative Agent may, on behalf of the Lenders, appoint (subject, so long as no Default or Event of Default has occurred and is continuing, to the consent of the Borrower, which consent shall not be unreasonably withheld) a successor Administrative Agent, which shall be an Initial Lender or a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring

Administrative Agent, as the case may be, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Basic Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and under the Security Documents.

                                 ARTICLE VIII

                                 THE GUARANTEE

          Section 8.01.  The Guarantee. The Guarantors hereby jointly and
                         -------------
severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby
                                ----------------------
further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          Section 8.02.  Obligations Unconditional.
                         -------------------------

          (a) The obligations of the Guarantors under Section 8.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 8.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (b) Without limiting the generality of the foregoing clause (a), it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section 8.03.  Reinstatement. The obligations of the Guarantors under
                         -------------
this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          Section 8.04.  Subrogation. To the extent that, as a result of this
                         -----------
Article VIII, any Lender would be subject to an extended preference period under
Section 547 of the Bankruptcy Code (or any similar provisions under any other applicable law), each Guarantor hereby waives all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article VIII and agrees with the Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative

Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

          Section 8.05.  Remedies. The Guarantors jointly and severally agree
                         --------
that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article VI (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VI) for purposes of Section 8.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 8.01.

          Section 8.06.  Instrument for the Payment of Money. Each Guarantor
                         -----------------------------------
hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          Section 8.07.  Continuing Guarantee. The guarantee in this Article
                         --------------------
VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 8.08.  Rights of Contribution. The Guarantors hereby agree, as
                         ----------------------
between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 8.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article VIII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 8.08, (i) "Excess Funding Guarantor"
                                                  ------------------------
shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed
                   --------------
Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "Pro Rata Portion" shall
                                                       ----------------
mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor

(excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Restatement Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Restatement Date, then for purposes of this Section 8.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Restatement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Restatement Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          Section 8.09.  General Limitation on Guarantee Obligations. In any
                         -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 8.01 would otherwise, taking into account the provisions of Section 8.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 8.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                  ARTICLE IX

                                 MISCELLANEOUS

          Section 9.01.  Amendments, Consents, Etc.
                         --------------------------

          (a) No amendment or waiver of any provision of this Agreement, the Notes or the other Basic Documents, nor any consent to any departure by any Obligor from any provision of this Agreement, the Notes or the other Basic Documents, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
       --------

           (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

                    (1)  waive any of the conditions specified in Section 3.01;

                    (2) change the percentage of the aggregate unpaid principal amount of the Advances, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

                    (3)  amend this Section 9.01;

                    (4) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

                    (5) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.03 or 2.05;

                    (6)  release any Guarantor from its obligations under
          Article VIII; or

                    (7)  amend, modify or supplement the Intercreditor
          Agreement;

          (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that would be adversely affected by such amendment, waiver or consent:

                    (1)  subject such Lender to any additional obligations;

                    (2) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender;

                    (3) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; or

                    (4) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender; and

          (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, any Note or any other Basic Document.

          (b) Except as otherwise provided in the Security Documents or the Intercreditor Agreement, the Administrative Agent shall not consent to release any Collateral or terminate any Lien under any Security Document unless such release or termination shall be consented to in writing by Lenders owed or holding in the aggregate at least 75% of the then aggregate unpaid principal amount of the Advances; provided that:
                                                   --------

          (1) the consent of all Lenders shall be required to release all or substantially all of the Collateral, except upon the termination of the Liens created by each of the Security Documents in accordance with the terms thereof; and

          (2) no such consent shall be required to release any Lien covering property that is the subject of a disposition of property permitted hereunder and, upon such a permitted disposition, such property shall be deemed to be transferred free and clear of the Lien of the Security Documents without any action on the part of any party (and the Administrative Agent is hereby authorized to execute such releases and other documents, and to take such other action, as the Company may reasonably request to give effect thereto).

          Section 9.02.  Notices, Etc. All notices and other communications
                         -------------
provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

          (a) if to any Obligor, care of Terra Industries Inc., 600 Fourth Street, Sioux City, Iowa 51102, Attention: Francis G. Meyer, Senior Vice President and Chief Financial Officer, telephone number (712) 279-8790; telecopier number (712) 279-8703;

          (b) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

          (c) if to the Administrative Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware, 19720, Attention: Jacqueline Roman (or her successor), telephone number (302) 894-6007, telecopier number (302) 894-6120, with a copy to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Jim Simpson, telephone number 212-559-7773, telecopier number 212-826-2371;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

          Section 9.03.  No Waiver; Remedies. No failure on the part of any
                         -------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

          Section 9.04.  Costs, Expenses and Indemnification.
                         -----------------------------------

          (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Basic Documents including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses, ongoing audit expenses and all other reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank, and Blake, Cassels & Graydon, special Canadian counsel to the Administrative Agent, but not, under this clause (A) or clause (B) below, of any other counsel) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Basic Documents, and (C) with respect to negotiations with any Obligor or with other creditors of any Obligor or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Basic Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified
                                                               -----------
Party") from and against any and all claims, damages, losses, liabilities and
-----
expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the U.K. Nitrogen Acquisition or the actual or alleged presence of

Hazardous Materials on any property owned by an Obligor or any Environmental Action relating in any way to any Obligor or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Obligor, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the U.K. Nitrogen Acquisition or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the U.K. Nitrogen Acquisition or any part thereof or the other transactions contemplated herein or in any other Basic Document or the actual or proposed use of the proceeds of the Advances. For purposes of this Section 9.04(b), the term "non-appealable" includes any judgment as to which all appeals have been taken or as to which the time for taking an appeal shall have expired.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03, 2.05, 2.07(b)(i) or 2.08(d) or as the result of acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

          (d) If any Obligor fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable and documented fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Obligor by the Administrative Agent or any Lender, in its sole discretion.

          Section 9.05.  Right of Setoff. Upon (a) the occurrence and during the
                         ---------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect
                 --------
the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

          Section 9.06.  Jurisdiction, Service of Process and Venue.
                         ------------------------------------------

          (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the Notes the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

          (b) Each of the Borrower and the Subsidiary Guarantors hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon Corporation Service Company, presently located at 80 State Street, Albany, New York 12207, U.S.A. (the "New York Process Agent"), and each of the Borrower and the Subsidiary
      ----------------------
Guarantor hereby confirms and agrees that the New York Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the New York Process Agent to give any notice of any such service of process to the Borrower and the Subsidiary Guarantor, as the case may be, shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Borrower and the Subsidiary Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address specified in Section set forth beneath its signature hereto.

          (c) Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or the Lenders to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower or the Subsidiary Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          (d) Each of the Obligors hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern

District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 9.07.  Assignments and Participations.
                         ------------------------------

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note or Notes held by it); provided that:
                   --------

          (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) such Lender's Advances hereunder and
     (y) $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except as otherwise agreed by the Borrower and the Administrative Agent),

          (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender, each such assignment shall be made only upon the prior written approval of the Borrower and the Administrative Agent, such approval not to be unreasonably withheld,

          (iii) each such assignment shall be to an Eligible Assignee,

          (iv) each such assignment by a Lender of its Advances or Note shall be made in such manner so that the same portion of its Advances and Note is assigned to the respective assignee,

          (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee in the aggregate amount of $3,000, and

          (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by the Obligors of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Advances owing to, each Lender from time to time (the "Register").
                                                                     --------
The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register pursuant to this Section 9.07(c). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, and the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and

Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the principal amount of Advances assigned to it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of such Facilities, a new Note or Notes to the order of the assigning Lender in an amount equal to the Advances so retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

          (e) Each Lender may sell participations in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations under this Agreement
             --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Obligors, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Basic Document, or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure,
                                 --------
the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from such Lender.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (h) Anything in this Section 9.07 to the contrary notwithstanding, each Lender shall be permitted to pledge all or any part of its right, title and interest in, to and under the Advances and Notes held by it to any trustee for the benefit of the holders of such Lender's securities.

          (i) Anything in this Section 9.07 to the contrary notwithstanding, neither Terra nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and no Lender shall assign or participate to Terra or any of its Subsidiaries or Affiliates, any interest in any Advance or other amount owing hereunder without the prior consent of each Lender; provided that the Lenders may assign all of their interests in the
        --------
Advances and such other amounts pursuant to the Loan Purchase Agreement.

          Section 9.08.  Execution in Counterparts. This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 9.09.  Confidentiality. Neither the Administrative Agent nor
                         ---------------
any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors (including independent auditors and counsel) and to actual or prospective assignees and participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating or having authority over Lenders or the Lenders' respective activities and (d) in connection with credit inquiries from suppliers of the Borrower and/or its Subsidiaries and other Persons who, from time to time, inquire as to the creditworthiness of the Borrower.

          Section 9.10.  WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE
                         --------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE BASIC DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          Section 9.11.  Survival. The obligations of the Borrower under
                         --------
Sections 2.08, 2.10 and 9.04, the obligations of each Guarantor under Section 8.03, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          Section 9.12.  Captions. The table of contents and captions and
                         --------
section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 9.13.  Successors and Assigns. This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no Obligor may assign any of its
                                  --------
rights or obligations hereunder or under the other Basic Documents without the prior consent of all of the Lenders and the Administrative Agent.

          Section 9.14.  No Immunity. To the extent that the Borrower or the
                         -----------
Subsidiary Guarantor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, the Notes or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its respective obligations under this Agreement, the Notes or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower and the Subsidiary Guarantor each hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          Section 9.15.  Judgment Currency. This is an international loan
                         -----------------
transaction in which the specification of U.S. Dollars is of the essence, and U.S. Dollars shall in each instance be the currency of account and payment in all instances. A payment obligation in U.S. Dollars hereunder shall not be discharged by an amount paid in another currency (the "Other Currency"), whether
                                                       --------------
pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Lender of the full amount of U.S. Dollars payable to the Administrative Agent and the Lenders under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars in New York, New York with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent and the Lenders hereunder or under any other Loan Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or any Lender of any sum adjudged to be due hereunder in the Other Currency the Administrative Agent may in accordance with normal banking procedures purchase U.S. Dollars with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent and the Lenders against, and to pay the Administrative Agent and Lenders on demand, in U.S. Dollars, the amount (if any) by which the sum originally due to the Administrative Agent and the Lenders in U.S. Dollars hereunder exceeds the amount of the Other Currency so purchased.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE BORROWER
                              ------------

                              TERRA INTERNATIONAL (CANADA) INC.



                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              GUARANTORS
                              ----------

                              TERRA INDUSTRIES INC.



                              By /s/ Francis G. Meyer
                                ------------------------------------------
                               Title: S.V.P. and C.F.O.


                              TERRA CAPITAL HOLDINGS, INC.



                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              TERRA CAPITAL, INC.



                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              TERRA NITROGEN CORPORATION


                              By /s/ George Valentine
                                ------------------------------------------
                               Title: Vice President

                              TERRA INTERNATIONAL, INC.


                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              TERRA METHANOL CORPORATION


                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              BMC HOLDINGS, INC.


                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              BEAUMONT HOLDINGS CORPORATION


                              By /s/ William D. Conner
                                ------------------------------------------
                               Title: Vice President


                              TERRA NITROGEN (U.K.) LIMITED


                              By /s/ Francis G. Meyer
                                ------------------------------------------
                               Title: Director


                              TERRA NITROGEN, LIMITED PARTNERSHIP

                               By: Terra Nitrogen Corporation, its General
                                   Partner


                                   By /s/ George Valentine
                                     ------------------------------------
                                    Title: Vice President

                              BEAUMONT METHANOL, LIMITED
                              PARTNERSHIP

                                 By: TERRA METHANOL CORPORATION, as
                                     the General Partner


                                     By /s/William D. Conner
                                       -----------------------------------------
                                      Name: William D. Conner
                                      Title: Vice President


                              BEAUMONT AMMONIA, INC.


                              By /s/ George Valentine
                                ------------------------------------------------
                               Title: Vice President



                              PORT NEAL CORPORATION


                              By /s/ William D. Conner
                                ------------------------------------------------
                               Title: Vice President



                              TERRA INTERNATIONAL (OKLAHOMA) INC.



                              By /s/ William D. Conner
                                ------------------------------------------------
                               Title: Treasurer



                              TERRA (U.K.) HOLDINGS, INC.


                              By /s/ George Valentine
                                ------------------------------------------------
                               Title: Vice President

                              THE ADMINISTRATIVE AGENT
                              ------------------------

                              CITIBANK, N.A.



                              By /s/ James N. Simpson
                                -----------------------------------------
                               Title: Attorney-in-Fact


                              THE LENDERS
                              -----------

                              CITIBANK, N.A.



                              By /s/ James N. Simpson
                                -----------------------------------------
                               Title: Attorney-in-Fact


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



                              By /s/ Tom F. Scharfenberg
                                -----------------------------------------
                               Title: Managing Director


                              NATIONSBANK, N.A.



                              By /s/ Tom F. Scharfenberg
                                -----------------------------------------
                               Title: Managing Director


                              THE BANK OF NOVA SCOTIA



                              By /s/ F.C.H. Ashby
                                -----------------------------------------
                               Title: Senior Manager Loan Operations

                              U.S. BANK NATIONAL ASSOCIATION



                              By /s/ David A. Draxler
                                -----------------------------------------
                                Title: Vice President


                              THE CHASE MANHATTAN BANK



                              By /s/ Gary L. Spevack
                                -----------------------------------------
                                Title: Vice President


                              THE FUJI BANK, LIMITED



                              By /s/ Peter L. Chinnici
                                -----------------------------------------
                                Title: Senior Vice President & Group Head


                              CREDIT LYONNAIS CHICAGO BRANCH



                              By /s/ Julie T. Kanak
                                -----------------------------------------
                                Title: Vice President


                              DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES



                              By /s/ Deborah Slusarczyk
                                -----------------------------------------
                                Title: Vice President



                              By /s/ Ken Hamilton
                                -----------------------------------------
                                Title: Senior Vice President

                              HARRIS TRUST & SAVINGS BANK



                              By /s/ Robert A. Wolohan
                                ------------------------------------------
                               Title: Vice President


                              SUNTRUST BANK, ATLANTA



                              By /s/ Michel A. Odermatt
                                ------------------------------------------
                               Title: Vice President


                              CREDIT AGRICOLE INDOSUEZ



                              By /s/ Katherine L. Abbott
                                ------------------------------------------
                               Title: First Vice President
                                      Managing Director


                              By /s/ Bradley C. Peterson
                                ------------------------------------------
                               Title: Vice President, Manager


                              BANQUE NATIONALE DE PARIS



                              By /s/ Arnaud Collin du Bocage
                                ------------------------------------------
                               Title: Executive Vice President
                                      And General Manager



                              By Not Required
                                ------------------------------------------
                               Title:

                              THE BANK OF NEW YORK



                              By /s/ John-Paul Marotta
                                ------------------------------------------
                               Title: Vice President


                              NORWEST BANK IOWA, NATIONAL
                                ASSOCIATION



                              By /s/ John Wagner
                                ------------------------------------------
                               Title: Vice President


                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                BOERENLEENBANK, B.A.,
                                "RABOBANK NEDERLAND", NEW YORK
                                BRANCH


                              By /s/ Hans F. Breukhoven
                                ------------------------------------------
                               Title: Vice President


                              By /s/ Ian Reece
                                ------------------------------------------
                               Title: Senior Credit Officer

                              THE SUMITOMO BANK, LIMITED



                              By /s/ John Kemper
                                ------------------------------------
                               Title: Senior Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By /s/ Nathan L. Bloch
                                ------------------------------------
                               Title: First Vice President

                              THE SYNDICATION AGENTS
                              ----------------------

                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



                              By /s/ Tom F. Scharfenberg
                                --------------------------------------------
                               Title: Managing Director


                              THE BANK OF NOVA SCOTIA



                              By /s/ M.D. Smith
                                --------------------------------------------
                               Title: Agent Operations


                              By Not Required
                                --------------------------------------------
                               Title:

                                                                         ANNEX A
                               Applicable Margin
                               -----------------

          "Applicable Margin" means, (a) with respect to all Base Rate Advances,
           -----------------
3.50% per annum and (b) with respect to all Eurodollar Rate Advances, 5.00% per annum; provided that:
       --------

          (1) The Applicable Margin shall, from the Restatement Date until the Quarterly Date falling in September, 1999, be (a) with respect to all Base Rate Advances, 2.50% per annum and (b) with respect to all Eurodollar Rate Advances, 4.00% per annum.

          (2) Subject to clause (1) above, if for any Rolling Period ending on or after the June 30, 1999 the Debt to Cash Flow Ratio for such Rolling Period shall be within any of the ranges specified in the schedule below, then, subject to the delivery to the Administrative Agent of a certificate of the Senior Financial Officer demonstrating the same prior to the first Quarterly Date (the "relevant Quarterly Date") occurring after the end of
                          -----------------------
     such Rolling Period, the "Applicable Margin" shall be changed to the percentage per annum for the respective Type of Advance set forth opposite the reference to such range in such schedule during the period commencing on the relevant Quarterly Date until the next succeeding Quarterly Date thereafter:

                                       Applicable Margin (% p.a.)
                                       --------------------------

           Range of Debt              Base Rate    Eurodollar Rate
          to Cash Flow Ratio          Advances       Advances
          ------------------          --------       --------

          Greater than 8.00 to 1        3.50%           5.00%

          Less than or equal to
           8.00 to 1 and greater
           than 7.50 to 1               3.00%           4.50%

          Less than or equal to
           7.50 to 1 and greater
           than 7.00 to 1               2.50%           4.00%

          Less than or equal to
           7.00 to 1 and greater
           than 6.50 to 1               2.25%           3.75%

          Less than or equal to
           6.50 to 1 and greater
           than 6.00 to 1               2.00%           3.50%

          Less than or equal to
           6.00 to 1                    1.75%           3.25%

                                                                   SCHEDULE 2.01

                             Outstanding Advances
                             --------------------

Lender                                     Outstanding Advances
------                                     --------------------
Citibank, N.A.                                   $13,140,274.70
Banque Nationale de Paris                        $10,608,552.19
Bank of America National Trust and               $ 9,862,500.00
  Savings Association
The Bank of Nova Scotia                          $ 9,862,500.00
U.S. Bank National Association                   $ 8,625,000.00
The Chase Manhattan Bank                         $ 8,491,847.81
NationsBank, N.A.                                $ 8,491,847.81
The Fuji Bank, Limited                           $ 6,167,762.81
Credit Lyonnais Chicago Branch                   $ 5,944,293.75
Dresdner Bank AG, New York and                   $ 5,944,293.75
  Grand Cayman Branches
Harris Trust & Savings Bank                      $ 5,944,293.75
Suntrust Bank, Atlanta                           $ 5,944,293.75
The Bank of New York                             $ 4,245,924.37
Cooperatieve Centrale Raiffeisen-                $ 3,396,738.75
  Boerenleenbank, B.A., "Rabobank
  Nederland", New York Branch
Norwest Bank Iowa, National Association          $ 3,396,738.75
The Sumitomo Bank, Limited                       $ 3,396,738.75
First National Bank of Chicago                   $ 2,467,105.31
Credit Agricole Indosuez                         $ 1,256,793.75